                                                               EXHIBIT (a)(1)(A)

                     PRELIMINARY COPY -- SUBJECT TO REVISION


                                OFFERING CIRCULAR

                                OFFER TO EXCHANGE
                  9-1/16% CUMULATIVE TRUST PREFERRED SECURITIES
                            OF GLACIER WATER TRUST I
                  FOR UP TO [1,151,750] SHARES OF COMMON STOCK
                         OF GLACIER WATER SERVICES, INC.

                 -----------------------------------------------

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
         ON ______________, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.

                 -----------------------------------------------

        Glacier Water Services, Inc., a Delaware corporation, hereby offers, on the terms and subject to the conditions set forth in this Offering Circular and in the accompanying Letter of Transmittal, to exchange [8/10 (eight-tenths)] of a 9-1/16% Cumulative Trust Preferred Security of Glacier Water Trust I (with a liquidation amount of $25 per Security) for each share of Common Stock, par value $0.001, of Glacier Water Services, commencing on ____________, 2002, and ending _____________, 2002. We will accept no more than [1,151,750] shares of our common stock for exchange pursuant to this offer, which is referred to as the "EXCHANGE OFFER". For a more detailed description of the 9-1/16% Cumulative Preferred Trust Securities (which are referred to as the "TRUST PREFERRED SECURITIES"), please see "Description of Trust Preferred Securities". We reserve the right to terminate or amend the Exchange Offer, in our sole and absolute discretion, if any condition listed under "The Exchange Offer--Conditions to the Exchange Offer" is not satisfied or waived prior to the expiration of the Exchange Offer. We also reserve the right, in our sole and absolute discretion, to extend the period of time during which the Exchange Offer is open. The Exchange Offer is open to all holders of our Common Stock, and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in this Offering Circular, we reserve the right to waive any and all conditions other than receipt of necessary government approvals on or before the expiration of the Exchange Offer.

        Our Common Stock and Trust Preferred Securities are listed and traded on the American Stock Exchange (the "AMEX") under the symbols "HOO" and "HOOPRA," respectively. On ____________, 2002, the last full trading day before the announcement of the Exchange Offer, the last reported sale price of our Common Stock on the Amex was $__________, and the last reported sale price of the Trust Preferred Securities on the Amex was $_________ (or $_____________ per 8/10 of a Trust Preferred Security). See "Price Range of Shares". WE URGE SHAREHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK AND THE TRUST PREFERRED SECURITIES.

        NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD CONSIDER OUR REASONS FOR MAKING THIS EXCHANGE OFFER, INCLUDING THE CURRENT MARKET PRICE OF OUR COMMON STOCK. SEE "SPECIAL FACTORS" AND "THE EXCHANGE OFFER--PRICE RANGE OF SHARES."

        Any holder of our Common Stock desiring to tender all or any portion of his or her Common Stock should either (i) complete and sign the enclosed Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, have the holder's signature guaranteed (if required by Instruction 1 to the Letter of Transmittal), mail or deliver the Letter of Transmittal (or a facsimile thereof) and any other required documents to Mellon Investor Services (the "EXCHANGE AGENT") and either deliver the certificates for tendered Common Stock along with the Letter of Transmittal to the Exchange Agent or tender such Common Stock pursuant to the procedures for book-entry transfer set forth under "The Exchange Offer -- Procedures for Tendering Shares," or (ii) request the holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for the holder. Any holder whose Common Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such registered holder to tender his or her Common Stock.

        IF YOU WISH TO TENDER COMMON STOCK BUT (I) CERTIFICATES EVIDENCING SUCH COMMON STOCK ARE NOT IMMEDIATELY AVAILABLE, (II) YOU CANNOT COMPLY WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED IN THIS OFFERING CIRCULAR ON A TIMELY BASIS OR (III) YOU CANNOT DELIVER ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, YOU MAY TENDER SUCH COMMON STOCK BY FOLLOWING THE PROCEDURES FOR GUARANTEED DELIVERY SET FORTH UNDER "THE EXCHANGE OFFER--PROCEDURES FOR TENDERING SHARES."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The Exchange Agent for the Exchange Offer is:
                            MELLON INVESTOR SERVICES

                   SEE "RISK FACTORS" BEGINNING ON PAGE __ FOR
                    A DISCUSSION OF RISKS YOU SHOULD CONSIDER
                       BEFORE TENDERING YOUR COMMON STOCK.

                              ---------------------


       The date of this Offering Circular is _____________________, 2002.

        THE EXCHANGE OFFER IS BEING MADE IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE EXEMPTIONS UNDER STATE SECURITIES LAWS.

                              ---------------------

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THIS EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR OR OTHER DOCUMENTS TO WHICH WE REFER YOU IN THIS OFFER TO PURCHASE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION OR REPRESENTATION, YOU MUST NOT RELY ON IT AS HAVING BEEN AUTHORIZED BY US.

        THIS OFFERING CIRCULAR IS DATED ___________, 2002. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF DATE OTHER THAN SUCH DATE. THE MAILING OF THIS OFFERING CIRCULAR TO SHAREHOLDERS SHALL NOT IMPLY THAT INFORMATION IS ACCURATE AS OF ANY OTHER DATE.

        THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TRUST PREFERRED SECURITIES TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                              ---------------------

        THIS OFFERING CIRCULAR IS SUBMITTED TO HOLDERS OF OUR COMMON STOCK FOR INFORMATIONAL USE SOLELY IN CONNECTION WITH THEIR CONSIDERATION OF THE EXCHANGE OFFER DESCRIBED IN THIS OFFERING CIRCULAR. ITS USE FOR ANY OTHER PURPOSE IS NOT AUTHORIZED. THIS OFFERING CIRCULAR MAY NOT BE COPIED OR REPRODUCED IN WHOLE OR IN PART NOR MAY IT BE DISTRIBUTED OR ANY OF ITS CONTENTS BE DISCLOSED TO ANYONE OTHER THAN THE HOLDER OF COMMON STOCK TO WHOM IT IS SUBMITTED.

                              ---------------------

        THIS OFFERING CIRCULAR SUMMARIZES VARIOUS DOCUMENTS AND OTHER INFORMATION. THOSE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY

BY REFERENCE TO THE DOCUMENTS AND INFORMATION TO WHICH THEY RELATE. IN MAKING AN INVESTMENT DECISION, HOLDERS OF COMMON STOCK MUST RELY ON THEIR OWN EXAMINATION OF GLACIER WATER SERVICES AND THE TERMS OF THE EXCHANGE OFFER, INCLUDING THE MERITS AND RISKS INVOLVED. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS CORRECT AS OF THE DATE HEREOF AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR THE CONSUMMATION OF THE EXCHANGE OFFER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF. NO REPRESENTATION IS MADE TO ANY HOLDER OF COMMON STOCK REGARDING THE LEGALITY OF AN INVESTMENT IN THE TRUST PREFERRED SECURITIES BY THAT HOLDER UNDER ANY APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL, BUSINESS OR TAX ADVICE. EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS OR HER OWN ATTORNEY, BUSINESS ADVISER AND TAX ADVISER AS TO LEGAL, BUSINESS OR TAX ADVICE WITH RESPECT TO THE EXCHANGE OFFER.

                              ---------------------

        ALL INQUIRIES RELATING TO THIS OFFERING CIRCULAR AND THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE PROCEDURES FOR TENDERING IN THE EXCHANGE OFFER AND REQUESTS FOR ASSISTANCE IN TENDERING YOUR COMMON STOCK, AS WELL AS REQUESTS FOR ADDITIONAL COPIES OF THE ENCLOSED LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY, SHOULD BE DIRECTED TO THE EXCHANGE AGENT AT THE TELEPHONE NUMBER OR ONE OF THE ADDRESSES LISTED ON THE BACK COVER PAGE OF THIS OFFERING CIRCULAR. REQUESTS FOR COPIES OF OUR QUARTERLY REPORT FOR THE PERIOD ENDED JUNE 30, 2002, OUR 2001 ANNUAL REPORT, OUR ANNUAL MEETING PROXY STATEMENT AND OUR CURRENT REPORTS SHOULD BE DIRECTED TO GLACIER WATER SERVICES AT 2651 LAMIRADA DRIVE, VISTA, CALIFORNIA 92083, TELEPHONE 760-560-1111.

                              ---------------------

        In this Offering Circular, "we", "us", "our" and "Glacier" refer to Glacier Water Services, Inc.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This Offering Circular contains forward-looking statements with respect to the Exchange Offer and our financial condition, results of operations, objectives, future performance and business.

        When used in this Offering Circular, the words "anticipates," "believes," "expects," "intends," "estimates," "plans," and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Offer to Purchase. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws or as set forth in the Tender Offer Statement on Schedule TO that contains this Offering Circular.

        There are numerous risks, uncertainties and important factors, most of which are difficult to predict and are generally beyond our control, that could cause actual results to differ materially from those in forward-looking statements. These include those discussed or identified from time to time in our public filings with the SEC and specific risks or uncertainties associated with our expectations with respect to the market price of our common stock, the timing, completion or tax status of the Exchange Offer and strategic decisions of management.

        Further discussion of many of these factors is presented in the Summary Term Sheet, the Introduction, "Special Factors" and "Certain Information Concerning Glacier" and "Future Plans of Glacier" under "The Exchange Offer." Our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. Accordingly, we cannot assure that any of the events anticipated by forward-looking statements will occur, or if they do, what impact they will have on our results of operations and our financial condition.

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
Summary Term Sheet
Introduction
Use of Proceeds
Capitalization
Risk Factors
Special Factors
The Exchange Offer
      1.     Terms of the Offer; Expiration Date
      2.     Procedures for Tendering Shares
      3.     Withdrawal Rights
      4.     Acceptance of Shares for Exchange
      5.     Certain Conditions to the Exchange Offer
      6.     Price Range of Shares
      7.     Source and Amount of Funds
      8.     Certain U.S. Federal Income Tax Consequences
      9.     Certain Information Concerning Glacier
      10.    Interests of Directors and Officers and Principal Shareholders
      11.    Transactions and Arrangements Concerning the Shares
      12.    Future Plans of Glacier
      13.    Certain Legal Matters; Regulatory Approvals
      14.    Extension of the Exchange Offer; Termination; Amendments
      15.    Fees and Expenses
      16.    Miscellaneous
Summary Financial Information
Appendix A -- Information Regarding Trust Preferred Securities                       A-1
      Debentures and the Guarantee
      Description of Trust Preferred Securities
      Description of Junior Subordinated Debentures
      Book-Entry Issuance
      Description of Guarantee
      Expense Agreement
      Relationship Among the Trust Preferred Securities, the Junior Subordinated
             Debentures and the Guarantee
Appendix B -- Information Regarding Glacier's Directors, Executive
      Officers and Principal Shareholder                                             B-1

                               SUMMARY TERM SHEET

        Through this Offering Circular and the enclosed Letter of Transmittal, we are offering to exchange [8/10 (eight-tenths)] of a Trust Preferred Security for each share of our common stock. The following are some of the questions you may have as a holder of Common Stock and answers to those questions. The following summary highlights selected information from this Offering Circular and may not contain all the information you will need to make a decision regarding whether or not to tender your Common Stock and accept Trust Preferred Securities in exchange. This Offering Circular includes specific terms of the Exchange Offer, including a description of the Trust Preferred Securities. We encourage you to read carefully this Offering Circular and the documents to which we refer you in their entirety.

Q.      WHO IS MAKING THE EXCHANGE OFFER? (PAGE __)

A. Glacier Water Services, Inc., a Delaware corporation, is making the Exchange Offer. We are located at 2651 La Mirada Drive, Suite 100, Vista, California 92083, and our telephone number is 760-560-1111. Our Common Sock is traded on the Amex under the symbol "HOO." For further information concerning Glacier, see "The Exchange Offer--Certain Information Concerning Glacier."

Q. WHAT SECURITIES IS GLACIER OFFERING TO PURCHASE? WILL TENDERED SHARES BE PRORATED? (PAGE ___)

A. We are offering to purchase [1,151,750] shares of our Common Stock, or any lesser number of shares that shareholders properly tender in the Exchange Offer. As of November 15, 2002, we had 2,848,349 shares of Common Stock outstanding. Holders of 1,245,529 of the outstanding shares have indicated to Glacier that they will not tender shares of Common Stock in the Exchange Offer; excluding these shares, a total of 1,602,820 shares could be tendered. If more than [1,151,750] shares are tendered, and we do not elect to increase the number that we will exchange, all shares tendered will be exchanged on pro rata basis. Proration will apply even if you hold fewer than 100 shares. Those shares not exchanged will be returned to you as soon as practicable following expiration of the Exchange Offer.

Q.      WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES? (PAGE ___)

A. We are offering to deliver [8/10 (eight-tenths)] of a Trust Preferred Security for each share of our Common Stock that is properly tendered and not withdrawn in the Exchange Offer.

Q. WHAT IS THE EFFECT OF RECEIVING TRUST PREFERRED SECURITIES IN EXCHANGE FOR MY COMMON STOCK? (PAGE ___)

A. Our Common Stock and the Trust Preferred Securities have very different investment characteristics. The Trust Preferred Securities pay fixed monthly distributions at an annual rate of 9-1/16% and have a preference in relation to the Common Stock in the event of the liquidation of Glacier. Monthly cash distributions have been paid since the issuance of the Trust Preferred Securities in 1998 and, although they are permitted to be deferred for certain periods, they are expected to be paid currently in cash. Accordingly, the Trust Preferred Securities offer a high priority return. In addition, the Trust Preferred Securities have been and are expected to continue to be more liquid than the Common Stock. The Common Stock does not pay dividends currently and none are expected to be paid in the foreseeable future. The market price for the Common Stock is currently more dependent on Glacier's financial condition and results of operations than is the market price for the Trust Preferred Securities; accordingly, favorable or unfavorable changes in Glacier's financial condition or results of operations will likely have a greater effect on the value of the Common Stock, as compared to the Trust Preferred Securities.

Q.      WHAT IS THE PURPOSE OF THE EXCHANGE OFFER? (PAGE ___)

A. The Exchange Offer allows shareholders an opportunity to decide whether to exchange the Common Stock for Trust Preferred Securities, which will provide a priority return at an annual rate of 9-1/16% and are likely to have greater liquidity; the value of Trust Preferred Securities will be less dependent than the Common Stock on Glacier's financial condition and results of operations. Alternatively, shareholders may elect to retain their Common Stock, which does not pay dividends and is relatively illiquid; the value of Common Stock will be dependent in large part on Glacier's financial condition and results of operations.

Q.      ARE THE TRUST PREFERRED SECURITIES LISTED FOR TRADING? (PAGE ____)

A. Yes. The Trust Preferred Securities are listed on the Amex under the trading symbol "HOOPRA." See "The Exchange Offer --- Price Range of Shares."

Q. WHAT RISKS SHOULD I CONSIDER IN DECIDING WHETHER OR NOT TO TENDER MY COMMON STOCK? (PAGE ___)

A. In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties described under "Risk Factors."

Q.      WHAT ARE THE TERMS OF THE TRUST PREFERRED SECURITIES? (PAGE A-1)

A.      The following is a summary of the terms of the Trust Preferred
Securities:

        General....................   The issuer of the Trust Preferred
                                      Securities is Glacier Water Trust I
                                      ("WATER TRUST I"), which was formed solely for the purpose of issuing the Trust
                                      Preferred Securities and its Common
                                      Securities. All of its Common Securities are owned by Glacier. Water Trust I loaned all of the proceeds of its sale of $85 million of Trust Preferred Securities to Glacier, and Glacier's obligation to repay such loan is represented by its 9-

                                      1/16% Junior Subordinated Deferrable
                                      Interest Debentures (the "JUNIOR
                                      SUBORDINATED DEBENTURES"). Each Trust
                                      Preferred Security has a liquidation
                                      amount of $25 (the "LIQUIDATION AMOUNT").
                                      The Trust Preferred Securities represent preferred undivided beneficial interests in Water Trust I's assets, which consist solely of 9-1/16% Junior Subordinated Debentures issued by Glacier and payments thereunder.

        Distributions..............   The distributions are payable on each
                                      Trust Preferred Security will be fixed at a rate per annum of 9-1/16% of the Liquidation Amount of $25 per Trust
                                      Preferred Security, are cumulative and are payable monthly in arrears on the 15th day of each calendar month (subject to possible deferral as described below). The amount of each Distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the Distribution payment is due.

        Extension Periods..........   So long as no Debenture Event of Default
                                      (as defined herein) has occurred and is
                                      continuing, Glacier will have the right, at any time, to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon for a period not exceeding 60 consecutive months with respect to each deferral period (each an "EXTENSION
                                      PERIOD"), provided that no Extension
                                      Period may extend beyond the Stated
                                      Maturity of the Junior Subordinated
                                      Debentures. If interest payments are so
                                      deferred, Distributions on the Trust
                                      Preferred Securities will also be deferred and Glacier will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to Glacier's capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated
                                      Debentures. During an Extension Period,
                                      Distributions will continue to accumulate with income thereon compounded quarterly.
                                      Because interest would continue to accrue and compound on the Junior Subordinated
                                      Debentures, to the extent permitted by
                                      applicable law, holders of the Trust
                                      Preferred Securities will be required to accrue income for United States federal income tax purposes even though its payment may be deferred.

        Maturity...................   The Junior Subordinated Debentures will
                                      mature on January 31, 2028, which date may be shortened (such date, as it may be shortened, the "STATED MATURITY") to a date not earlier than January 31, 2003.
                                      Glacier might exercise its right to
                                      shorten the maturity of the Junior
                                      Subordinated Debentures under the
                                      circumstances where a Tax Event or
                                      Investment Company Event (each as defined below) or other undesirable event could be avoided simply by shortening the maturity of the Junior Subordinated Debentures.

        Redemption.................   The Trust Preferred Securities are subject
                                      to mandatory redemption upon repayment of the Junior Subordinated Debentures at their Stated Maturity or their earlier redemption at a redemption price equal to the aggregate Liquidation Amount of the Trust Preferred Securities plus accumulated and unpaid Distributions thereon to the date of redemption. The
                                      Junior Subordinated Debentures are
                                      redeemable prior to maturity at the option of Glacier (i) on or after January 31, 2003 in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event, in each case at a redemption price equal to 100% of the principal amount of the Junior
                                      Subordinated Debentures so redeemed,
                                      together with any accrued but unpaid
                                      interest to the date fixed for redemption.

        Distribution of Junior
        Subordinated Debentures....   Glacier has the right at any time to
                                      dissolve Water Trust I and, after
                                      satisfaction of creditors of Water Trust I as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to holders of Trust Preferred
                                      Securities in liquidation of Water Trust
                                      I.

        Guarantee..................   Taken together, Glacier's obligations
                                      under the various documents described
                                      herein, including the Guarantee Agreement, provide a full and unconditional guarantee of payments by Water Trust I of Distributions and other amounts due on the Trust Preferred Securities (the
                                      "GUARANTEE"). Under the Guarantee
                                      Agreement, Glacier guarantees the payment of Distributions by

                                      Water Trust I and payments on liquidation or redemption of the Trust Preferred Securities (subordinate to the right to payment of Senior Debt and Subordinated Debt of Glacier, as defined herein) to the extent of funds held by Water Trust I. If Water Trust I has insufficient funds to pay Distributions on the Trust Preferred Securities (i.e., if Glacier has failed to make required payments under the Junior Subordinated Debentures), a holder of the Trust Preferred Securities would have the right to institute a legal proceeding directly against Glacier to enforce payment of such Distributions to such holder.

        Ranking....................   The Trust Preferred Securities will rank
                                      pari passu, and payments thereon will be made pro rata, with the Common Securities of Water Trust I held by Glacier, except as described in this Offering Circular.
                                      The obligations of Glacier under the
                                      Guarantee, the Junior Subordinated
                                      Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior Debt and Subordinated Debt of Glacier, the amount of which is unlimited. Because Glacier is a holding company, all obligations of Glacier relating to the securities described herein will be effectively subordinated to all existing and future liabilities of Glacier's subsidiaries, including GW Services, Inc., through which substantially all of Glacier's operations are conducted. Glacier may cause additional Trust Preferred Securities to be issued by trusts similar to Water Trust
                                      I in the future, and there is no limit on the amount of such securities that may be issued. In this event, Glacier's obligations under the Junior Subordinated
                                      Debentures to be issued to such other
                                      trusts and Glacier's guarantees of the
                                      payments by such trusts will rank pari
                                      passu with Glacier's obligations under the Junior Subordinated Debentures and the
                                      Guarantee, respectively.

        Voting Rights..............   The holders of the Trust Preferred
                                      Securities will have no voting rights
                                      except in limited circumstances. Except as provided below, the affirmative consent of the holders of at least a majority of the outstanding Trust Preferred Securities will be required by Water Trust I for amendments to the Trust Agreement that would affect adversely the rights or privileges of the holders of the Trust Preferred
                                      Securities. The Property Trustee, the
                                      Administrative Trustees and Glacier may
                                      amend the Trust Agreement without the
                                      consent of holders of the Trust Preferred
                                      Securities to ensure that Water Trust I
                                      will be classified for United States
                                      federal income tax purposes as a grantor trust or to ensure that Water Trust I will not be required to register as an "investment company" under the Investment
                                      Company Act of 1940, as amended (the
                                      "INVESTMENT COMPANY ACT"), even if such
                                      action adversely affects the interests of such holders.

Q.      WHAT ARE THE CONDITIONS TO THE EXCHANGE OFFER? (PAGE __)

A. The Exchange Offer is being made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and therefore is not subject to registration with the Securities and Exchange Commission (the "SEC"). The Exchange Offer is not conditioned upon the exchange of a minimum number of shares of Common Stock. However, the Exchange Offer is subject to a number of customary conditions, some of which we may waive. If any of these conditions is not satisfied, we will not be obligated to accept and exchange any properly tendered Common Stock. In addition, we reserve the right to terminate or amend the Exchange Offer if any condition cited in "The Exchange Offer--Certain Conditions to the Exchange Offer" is not satisfied or waived prior to the expiration of the Exchange Offer. For more information regarding the conditions to the Exchange Offer, see "The Exchange Offer--Certain Conditions to the Exchange Offer."

Q. WHAT WILL BE THE EFFECT OF THE EXCHANGE OFFER ON THE TRADING MARKET FOR THE COMMON STOCK THAT IS NOT EXCHANGED? (PAGE ___)

A. Our Common Stock is quoted on the Amex. There is currently a limited trading market for the Common Stock. To the extent that Common Stock is tendered and accepted for exchange in the Exchange Offer, the trading market for the remaining Common Stock, and as a result the market price for the unexchanged Common Stock, may be affected to the extent that the amount of Common Stock tendered in the Exchange Offer reduces the float of the Common Stock. Nevertheless, we cannot assure you that our Common Stock will be more or less actively traded or more or less liquid or at what prices it may trade after completion of the Exchange Offer.

Q. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO ME OF PARTICIPATING IN THE EXCHANGE OFFER? (PAGE ___)

A. In general, if you exchange your Common Stock for Trust Preferred Securities, you will recognize gain or loss for U.S. federal income tax purposes. The amount of the gain or loss will be equal to the difference between the fair market value of the Trust Preferred Securities received in exchange over your tax basis for the Common Stock surrendered. Under certain circumstances, you may be treated as receiving a distribution equal to the fair market value of the Trust Preferred Securities. In addition, you will recognize income with respect to the payments you receive from us for dividends that accrue on your Trust Preferred Securities and any "original issue discount." For more information regarding the tax consequences to you as a result of the Exchange Offer, see "The Exchange Offer--Certain U.S. Federal Income Tax Consequences."

        The tax consequences you may experience as a result of participating in the Exchange Offer will depend on your individual situation, and they may depend, in part, on facts which may not be known until after the expiration date of the Exchange Offer. You should consult your tax adviser for a full understanding of these tax consequences.

Q.      WILL GLACIER RECEIVE ANY CASH PROCEEDS FROM THE EXCHANGE OFFER? (PAGE
____)

A.      No. We will not receive any cash proceeds from the Exchange Offer.

Q. WHEN DOES THE EXCHANGE OFFER EXPIRE? CAN GLACIER EXTEND THE EXCHANGE OFFER, AND, IF SO, HOW WILL I BE NOTIFIED? (PAGES ____ AND ___)

A. The Exchange Offer expires on ___________, 2002 at 12:00 midnight, New York City time, unless we decide to extend the Exchange Offer. We may extend the Exchange Offer at any time. We cannot assure you, however, that the Exchange Offer will be extended or, if extended, for how long. If the Exchange Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration of the Exchange Offer period.

Q.      WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE EXCHANGE OFFER? (PAGE
___)

A. Our obligation to effect the exchange of tendered shares depends on a number of conditions, including:

        - No significant decrease in the price of our Common Stock or in the price of equity securities generally, or any adverse change in the U.S. equity or credit markets, shall have occurred during the Exchange Offer.

        - No legal action shall have been threatened, pending or otherwise taken that might adversely affect the Offer.

        - No one shall have proposed, announced or made a tender or exchange offer (other than this Offer), merger, business combination or other similar transaction involving Glacier.

        - No material adverse change in our business, condition (financial or otherwise), assets, income, operations or prospects shall have occurred during the Exchange Offer.

Our purchase is neither conditioned on any minimum number of shares being tendered nor subject to any financing conditions.

Q.      HOW DO I TENDER MY SHARES? (PAGE ___)

A. If you decide to tender your shares you must either: deliver your shares by mail, physical delivery or book-entry transfer and deliver a completed and signed Letter of Transmittal to the Depositary before 12:00 midnight, New York City time, on ___________, 2002; or if your share certificates are not immediately available for delivery to the Exchange Agent, comply with the guaranteed delivery procedure before 12:00 midnight, New York City time, on _____________, 2002. If you have any questions, you should contact the Information Agent or your broker for assistance. Our Information Agent's contact information is located at the end of this Summary Term Sheet.

Q.      IF I HOLD OPTIONS, MAY I TENDER THOSE INTO THE EXCHANGE OFFER? (PAGE
___)

A. No. If you hold options and want to participate in the Exchange Offer, you must first exercise your options in a timely manner and tender the shares that you receive in accordance with the established procedures.

Q.      UNTIL WHEN MAY I WITHDRAW PREVIOUSLY TENDERED SHARES? (PAGE ___)

A. You may withdraw your tendered shares at any time before 12:00 midnight, New York City time, on __________, 2002 and, unless already accepted for exchange by Glacier, at any time after 12:00 midnight, New York City time, on ______________, 2002.

Q.      HOW DO I WITHDRAW PREVIOUSLY TENDERED SHARES? (PAGE ___)

A. To withdraw shares you must deliver a written notice of withdrawal, or a facsimile of one, with the required information to the Exchange Agent while you still have the right to withdraw the shares.

Q. WHAT DO GLACIER AND ITS BOARD OF DIRECTORS THINK OF THE EXCHANGE OFFER? (PAGE ____)

A. Neither we nor our board of directors makes any recommendation to you as to whether to tender or refrain from tendering your shares. You must decide whether to tender your shares and, if so, how many shares to tender.

        Richard A Kayne, a director of Glacier who owns directly 568,116 shares of Common Stock, has indicated that he does not intend to tender any of those shares in the Exchange Offer. In addition, other directors, officers and principal shareholders of Glacier who together own

321,353 shares of common stock have similarly indicated that they do not intend to tender their shares. Mr. Kayne may be deemed to beneficially own an additional 1,028,943 shares of Common Stock which are held by accounts managed by Kayne Anderson Capital Advisors, L.P.; of these shares, it is expected that 672,883 shares will be tendered and that 356,060 shares will not be tendered in the Exchange Offer.

Q.      WHAT IS THE RECENT MARKET PRICE OF MY SHARES? (PAGE ___)

A. On __________, 2002, the last full trading day before the announcement of the Exchange Offer, the last reported sale price of the shares on the Amex was $________. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

Q.      WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE EXCHANGE OFFER? (PAGE
____)

A. For additional information or assistance, you may contact the Information Agent:

                            Mellon Investor Services
                          Call Toll Free: 888-451-6741

TO THE HOLDERS OF COMMON STOCK
OF GLACIER WATER SERVICES, INC.:

                                  INTRODUCTION

        Glacier Water Services, Inc. a Delaware corporation invites its shareholders to tender shares of its Common Stock, for exchange for [8/10 (eight-tenths) of] a Trust Preferred Security. We are offering to exchange up to [1,151,750] shares of our outstanding shares of Common Stock for up to 921,400 Trust Preferred Securities on the terms and subject to the conditions set forth in this Offering Circular and in the related Letter of Transmittal.

        THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO OTHER SPECIFIED CONDITIONS. SEE "THE EXCHANGE OFFER --- CERTAIN CONDITIONS TO THE EXCHANGE OFFER."

        EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. BECAUSE OUR BOARD OF DIRECTORS BELIEVES THAT THE ATTRACTIVENESS OF THE OFFER FOR EACH INDIVIDUAL SHAREHOLDER WILL DEPEND ON THAT HOLDER'S OWN INVESTMENT PROFILE AND OBJECTIVES AND OTHER CIRCUMSTANCES, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER ANY OR ALL OF HIS OR HER SHARES PURSUANT TO THE EXCHANGE OFFER.

        In making your decision, you should consider our reasons for making the Exchange Offer, including the current market price of our Common Stock. See "Special Factors" and "The Exchange Offer--Price Range of Shares."

        Richard A. Kayne, a director of Glacier who owns directly 568,116 shares of outstanding Common Stock, has indicated that he does not intend to tender any of those shares in the Exchange Offer. In addition, other directors, officers and principal shareholders of Glacier who together own 321,353 outstanding shares of Common Stock have similarly indicated that they do not intend to tender their shares. Mr. Kayne may be deemed to beneficially own an additional 1,028,943 shares of Common Stock which are held by managed accounts of Kayne Anderson Capital Advisors, L.P. Mr. Kayne has indicated to Glacier that 672,883 of those shares will be tendered and that 356,060 of those shares will be distributed to the account holders, who may then decide whether to tender their shares.

        As of November 15, 2002, there were 2,848,349 shares of Common Stock issued and outstanding. As of November 15, 2002, there were outstanding options to acquire 951,486 shares of our Common Stock, of which 590,201 were subject to currently exercisable options. The [1,151,750] shares that we are offering to exchange in the Exchange Offer represent approximately [40.4]% of the shares outstanding as of November 15, 2002 (excluding the shares subject to outstanding options).

        If before the expiration date (as described in "The Exchange Offer--Terms of the Exchange Offer; Expiration Date") more than [1,151,750] shares are validly tendered and not properly withdrawn, we will, upon the terms and subject to the conditions of the Exchange Offer, accept shares for exchange, on a pro rata basis, from all shares validly tendered and not properly withdrawn. All shares not exchanged pursuant to the Offer, including shares not exchanged because of proration, will be returned to the tendering shareholders at our expense.

        Tendering shareholders who have shares registered in their name and who tender directly to the Exchange Agent are not obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the exchange of shares. Shareholders who hold their shares through a custodian should consult their custodian to determine whether any charges will apply if the custodian tenders the shares on their behalf. We will pay all reasonable charges and expenses incurred by Mellon Investor Services, which has been appointed as the Exchange Agent and the Information Agent for the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

        Our shares of Common Stock and the Trust Preferred Securities are listed and traded on the Amex under the symbols "HOO" and "HOOPRA," respectively. On _________, 2002, the last full trading day prior to the announcement of the Exchange Offer, the last reported sales price of the Common Stock on the Amex was $____ per share, and the last reported sale price of the Trust Preferred Securities was $_____ (or $____ per 8/10 of a Trust Preferred Security. See "The Exchange Offer--Price Range of Shares." WE URGE SHAREHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK AND THE TRUST PREFERRED SECURITIES.

        WE URGE SHAREHOLDERS TO READ THIS OFFERING CIRCULAR AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR SHARES.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the Exchange Offer. We will hold in our treasury any Common Stock that is properly tendered and accepted for exchange pursuant to the Exchange Offer.

                                 CAPITALIZATION

        The following table sets forth the capitalization of Glacier at September 29, 2002 and as adjusted to effect the delivery of 921,400 Trust Preferred Securities in exchange for [1,151,750] shares of Common Stock pursuant to the Exchange Offer.

                                                       ACTUAL       AS ADJUSTED
                                                       -------      -----------
Cash                                                     6,835          6,835
                                                       =======        =======
Notes Payable                                            5,860          5,860

Trust Preferred Securities                              61,965         82,236

Stockholders' Equity (Deficit)

Preferred Stock, $.01 par value; 8%
cumulative redeemable convertible;
100,000 shares authorized, 16,000
shares issued and outstanding

Common Stock, $.01 par value, 10,000,000
authorized, 2,846,849 shares issued and
outstanding                                                 35             35

Additional paid-in capital                              17,938         17,938

Retained earnings (deficit)                             (8,507)        (8,507)

Treasury stock, at cost,
603,726 and 1,755,476 shares, respectively             (14,852)       (35,123)

Accumulated other comprehensive
income (loss)                                               40             40
                                                       -------        -------
Total Stockholders' Equity (Deficit)                    (5,346)       (25,617)
                                                       -------        -------
Total Capitalization                                    62,479         62,479
                                                       =======        =======

                                  RISK FACTORS

             RISK FACTORS RELATING TO THE TRUST PREFERRED SECURITIES

RANKING OF GLACIER'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT AND THE GUARANTEE

        All obligations of Glacier under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior Debt and Subordinated Debt of Glacier, the amount of which is unlimited. In addition, no assurance can be given that Glacier might not exercise its right under the Junior Subordinated Debentures to defer the payment of interest on the Junior Subordinated Debentures or otherwise restrict the ability of Glacier to pay interest on the Junior Subordinated Debentures and, consequently, Water Trust I's ability to pay Distributions on the Trust Preferred Securities.

        In addition, because Glacier is a holding company, substantially all of Glacier's assets consist of the capital stock of its subsidiaries. All obligations of Glacier relating to the securities described herein will be effectively subordinated to all existing and future liabilities of Glacier's subsidiaries, including GW Services, Inc., through which substantially all of Glacier's operations are conducted. As a holding company, the right of Glacier to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that Glacier may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures and all obligations of Glacier relating to the Trust Preferred Securities will be effectively subordinated to all existing and future liabilities of Glacier's subsidiaries, and holders of the Trust Preferred Securities should look only to the assets of Glacier, and not of its subsidiaries, for principal and interest payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee, the Guarantee Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt and Subordinated Debt, that may be incurred by Glacier or its subsidiaries. Further, subject to any limitation thereon imposed by any credit or other agreements, Glacier may issue additional Junior Subordinated Debentures in connection with any further offerings of Trust Preferred Securities, and such additional debentures would rank pari passu with the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination" and "Description of Guarantee--Status of the Guarantee" in Appendix A.

OPTION TO DEFER INTEREST PAYMENT PERIOD

So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, Glacier has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 60 consecutive months with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures; Glacier, however, has no current intention to defer any such payment. As a consequence of any such deferral, monthly Distributions on the Trust Preferred Securities by Water Trust I will be deferred (and the amount of Distributions to which holders of the Trust Preferred Securities are entitled will accumulate additional amounts thereon at the rate of 9-1/16% per annum, compounded quarterly, from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, Glacier will be prohibited from making certain payments or distributions with respect to Glacier's capital stock (including dividends on or redemptions of common or preferred stock) and from making certain payments with respect to any debt securities of Glacier that rank pari passu with or junior in interest to the Junior Subordinated Debentures; however, Glacier will not be restricted from (a) paying dividends or distributions in capital stock of Glacier, (b) redeeming rights or taking certain other actions under a shareholders rights plan, (c) making payments under the Guarantee or (d) making purchases of common stock related to the issuance of common stock or rights under any of Glacier's benefit plans for its directors, officers, employees or consultants. Further, during an Extension Period, Glacier would have the ability to continue to make payments on its Senior Debt and Subordinated Debt, if any. Prior to the termination of any Extension Period, Glacier may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 60 consecutive months or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 9-1/16%, compounded quarterly), Glacier may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that Glacier may elect to begin an Extension Period. As a consequence of Glacier's deferral of interest payments, holders of the Trust Preferred Securities will not receive cash distributions during such deferral periods (although the Distributions to which holders of the Trust Preferred Securities are entitled will continue to accumulate until payment in full), and the market price of the Trust Preferred Securities is likely to be adversely affected by such deferral. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold Trust Preferred Securities. See "Description of the Trust Preferred Securities--Distributions," "Description of Junior Subordinated Debentures---Option to Defer Interest Payment Period," and "Description of Junior Subordinated Debentures--Debenture Events of Default" in Appendix A.

TAX CONSEQUENCES OF OPTION TO DEFER INTEREST PAYMENT PERIOD AND OF A DEFERRAL OF INTEREST PAYMENT

        Because Glacier has no current plan to exercise its option to defer payments of interest and considers the likelihood of exercising the option to be a remote contingency as of the issue date of the Junior Subordinated Debentures, it is Glacier's position that the existence of this option will not be taken into account in determining the amount of "original issue discount" for United States federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge Glacier's position, or if Glacier exercises its right to defer payments of interest, the holders of Trust Preferred Securities will be required to include an additional amount of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. If the tax authorities successfully asserted that, as of the issue date of the Junior Subordinated Debentures or as of the expiration date of the Exchange Offer, exercise of the deferment option is not a remote or incidental contingency, interest would be reportable under the contingent payment debt rules of the Treasury Regulations as of the issue date. See "The Exchange Offer--Certain U.S. Federal Income Tax Consequences." Should Glacier elect to exercise its right to defer payments of interest in the future, the market price of the Trust Preferred Securities is likely to be adversely affected. A holder that disposes of such holder's Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold Trust Preferred Securities. See "Option to Defer Interest Payment Period" and "Option to Defer Interest Payment Period" under "Description of Junior Subordinated Debentures" in Appendix A.

REDEMPTION PRIOR TO STATED MATURITY

        Glacier may, at its option, on or after January 31, 2003, redeem the Junior Subordinated Debentures in whole at any time or in part from time to time at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption and therefore cause a mandatory redemption of the Trust Securities.

        In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (whether occurring before or after January 31, 2003), Glacier has the right, if certain conditions are met, to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of Trust Securities. See "Description of the Trust Preferred Securities--Redemption" in Appendix A.

        A "TAX EVENT" means the receipt by Glacier and Water Trust I of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the original issuance of the Trust Preferred Securities, there is more than an insubstantial risk that (i) Water Trust I is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Glacier on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by Glacier, in whole or in part, for United States federal income tax purposes, or (iii) Water Trust I is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

        An "INVESTMENT COMPANY EVENT" means the receipt by Glacier and Water Trust I of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Water Trust I is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the Trust Preferred Securities.

        If fewer than all of the Trust Securities issued by Water Trust I are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities.

POSSIBLE DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES; RISK OF TAXATION UPON A DISTRIBUTION

        Glacier will have the right at any time to dissolve Water Trust I and, after satisfaction of liabilities to creditors of Water Trust I as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in liquidation of Water Trust I. Because holders of the Trust Preferred Securities may receive Junior Subordinated Debentures in liquidation of Water Trust I and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of the Trust Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures" in Appendix A. If a Tax Event were to occur which would cause Water Trust I to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by Water Trust I could be a taxable event to Water Trust I and the holders of the Trust Preferred Securities. See "The Exchange Offer--Certain U.S. Federal Income Tax Consequences."

SHORTENING OF STATED MATURITY OF JUNIOR SUBORDINATED DEBENTURES

        Glacier will have the right at any time to shorten the maturity of the Junior Subordinated Debentures to a date not earlier than January 31, 2003 and thereby cause the Trust Preferred Securities to be redeemed on such earlier date. See "Description of Junior Subordinated Debentures--Redemption" in Appendix A.

LIMITATIONS ON DIRECT ACTIONS AGAINST GLACIER AND ON RIGHTS UNDER THE GUARANTEE

        The Guarantee guarantees to the holders of the Trust Preferred Securities the following payments, to the extent not paid by Water Trust I: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that Water Trust I has funds on hand available therefor at such time,
(ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that Water Trust I has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of Water Trust I (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that Water Trust I has funds on hand available therefor at such time (the "LIQUIDATION DISTRIBUTION") and (b) the amount of assets of Water Trust I remaining available for distribution to holders of the Trust Preferred Securities after satisfaction of liabilities to creditors of Water Trust I as required by applicable law. The holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against Glacier to enforce its rights under the Guarantee without first instituting a legal proceeding against Water Trust I, the Guarantee Trustee or any other person or entity. If Glacier were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, Water Trust I would lack funds for the payment of Distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of Glacier to pay interest on or principal of the Junior Subordinated Debentures on the date on which such payment in due and payable, then a holder of Trust Preferred Securities may institute a legal proceeding directly against Glacier for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "DIRECT ACTION"). In connection with such Direct Action, Glacier will have a right of set-off under the Indenture to the extent of any payment made by Glacier to such holder of Trust Preferred Securities in the Direct Action. Except as described herein, holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities" and "Description of Guarantee" in Appendix A. The Trust Agreement provides that each holder of Trust Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

ABILITY TO MAKE PAYMENTS ON THE TRUST PREFERRED SECURITIES AND JUNIOR SUBORDINATED DEBENTURES; DEPENDENCE ON SUBSIDIARIES

        The ability of Water Trust I to pay amounts due on the Trust Preferred Securities is solely dependent upon Glacier making payments on the Junior Subordinated Debentures as and when required. Glacier will have significant interest expense under the Junior Subordinated

Debentures. As a holding company without significant assets other than its equity interest in GW Services, Inc., Glacier's ability to pay interest on the Junior Subordinated Debentures to Water Trust I (and consequently Water Trust I's ability to pay distributions on the Trust Preferred Securities and Glacier's ability to pay its obligations under the Guarantee) depends primarily on cash and liquid investments at Glacier and on cash dividends and interest payments Glacier may receive in the future from GW Services, Inc. and its other subsidiaries. Such subsidiaries' ability to make payments to Glacier is subject to such subsidiaries' profitability, financial condition, and capital expenditure and other cash flow requirements. In addition, the Indenture does not prohibit Glacier or such subsidiaries from incurring additional indebtedness, including indebtedness secured by their assets or properties, or from entering into credit agreements or other financial arrangements that restrict such subsidiaries from making payments to Glacier. While Glacier expects that its operating cash flow will be sufficient to cover its expenses including interest costs, there can be no assurance with respect thereto.

LIMITED COVENANTS; ABSENCE OF SINKING FUND

        The covenants in the Indenture are limited. Glacier is not required under the Indenture to meet any financial tests that measure Glacier's working capital, interest coverage or net worth in order to comply with the terms of the Indenture. There are no covenants relating to Glacier in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures or Trust Preferred Securities, respectively, in the event of a material adverse change in Glacier's financial condition or results of operations, or limits the ability of Glacier or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether Glacier will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee. Further, the Junior Subordinated Debentures do not have the benefit of any sinking fund payments by Glacier.

LIMITED VOTING RIGHTS

        The holders of the Trust Preferred Securities will have no voting rights except in limited circumstances relating only to the modification of the Trust Preferred Securities and the exercise of the rights of Water Trust I as holders of the Junior Subordinated Debentures and the Guarantee. Except as provided below, the affirmative consent of the holders of at least a majority of the outstanding Trust Preferred Securities will be required by Water Trust I for amendments to the Trust Agreement that would affect adversely the rights or privileges of the holders of the Trust Preferred Securities. Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of Water Trust I's Common Securities except upon the occurrence of certain events described herein. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of Water Trust I's Common Securities. The Property Trustee, the Administrative Trustees and Glacier may amend the Trust Agreement without the consent of holders of the Trust Preferred Securities to ensure that Water Trust I will be classified for United States federal income tax purposes as a grantor trust or to ensure that

Water Trust I will not be required to register as an "investment company" under the Investment Company Act, even if such action adversely affects the interests of such holders. See "Voting Rights; Amendment of the Trust Agreement" and "Removal of Trustees" under "Description of the Trust Preferred Securities" in Appendix A.

MARKET PRICES FOR THE TRUST PREFERRED SECURITIES

        Future trading prices of the Trust Preferred Securities will depend on many factors, including, among other things, prevailing interest rates, the operating results and financial condition of Glacier, and the market for similar securities. As a result of the existence of Glacier's right to defer interest payments on or shorten the Stated Maturity of the Junior Subordinated Debentures, the market price of the Trust Preferred Securities may be more volatile than the market prices of debt securities that are not subject to such optional deferrals or reduction in maturity. There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if Glacier exercises its right to terminate Water Trust I.

                        RISK FACTORS RELATING TO GLACIER

MANAGEMENT OF GROWTH

        Glacier's growth strategy includes adding new machines within the states in which Glacier currently operates, as well as placing new machines throughout the United States. In addition, Glacier intends to evaluate and pursue select strategic acquisition opportunities. There can be no assurance that Glacier's growth strategy will be successful or that Glacier will be able to successfully manage any such growth. Rapid growth may adversely affect Glacier's operating results because of many factors, including start-up costs, diversion of management time and resources and difficulties and complications in integrating expanded operations and acquisitions.

TRADE RELATIONS OF GLACIER

        Most of Glacier's arrangements with its retail trade accounts are evidenced by written contracts which have terms that generally range from three to five years and contain termination clauses as well as automatic renewal clauses. During the term of these agreements, Glacier usually has the exclusive right to provide water vending machines at specified locations. Glacier aggressively competes to maintain existing retail accounts and to establish new retail relationship. Glacier has long-term contracts with three retailers whose volume accounted for 12.3%, 12.2%, and 12.0% of fiscal 2001 revenues. The loss of any significant retail account could have a material adverse impact on Glacier's financial position.

COMPETITION

        The bottled water market is highly competitive. Glacier competes in the non-sparkling segment of the bottled water market with companies that deliver water to homes and offices, companies that sell bottled water off-the-shelf and other water vending machine operators. Many of Glacier's competitors have significantly greater resources than Glacier. Since Glacier's primary competitive advantage over water delivery services and off-the-shelf bottled water is price, a substantial decline in the price of either delivered or off-the-shelf bottled water could adversely affect the demand for water dispensed from Glacier's water vending machines.

        Glacier's competitors within the water vending market are primarily smaller independent operators. Although Glacier believes that there are significant barriers to entry for new and existing competitors in the water vending market due to, among other things, the substantial capital outlay required to purchase the number of machines needed to achieve competitive operating efficiencies, a competitor with significant financial resources may be able to compete with the company.

SEASONALITY

        Glacier's revenues are subject to seasonal fluctuations and decreased revenues during rainy or cold weather months and increased revenues during hot weather months.

INTELLECTUAL PROPERTY

        The tradename and trademarks "Glacier Water" and "Glacier Water & Penguin Design" used by Glacier contain the word "Glacier," which is commonly used and has been registered in connection with other marks and designs by a number of other entities for water and related services. The mark "Glacier Water," by itself, is considered by the United States Patent and Trademark Officer (the "PTO") to be generic in relation to water and related services. Glacier believes that no party can claim exclusive rights in "Glacier Water," and Glacier may claim only rights to stylized forms of the mark or the mark with design elements. Notwithstanding the foregoing, no assurance can be given that other entities might not assert superior or exclusive rights in the marks and seek to obtain damages from the injunctive relief against Glacier. Thus, there can be no assurance that Glacier's use of the tradename and trademarks "Glacier Water" and "Glacier Water & Penguin Design" will not violate the proprietary rights of others, which could result in a material adverse effect on Glacier.

GOVERNMENT REGULATION

        The water vending industry is subject to various federal, state and local laws and regulations, which require Glacier, among other things, to obtain licenses for its business and water vending machines, to pay annual license and inspection fees, to comply with certain detailed design and quality standards regarding the vending machines and the vended water, and to continuously control the qualify of the vended water. Glacier's vending machines are subject to routine and random regulatory quality inspections. Although Glacier believes it is operating in substantial compliance with these laws and regulations, such laws and regulations and their interpretations and enforcement are subject to change. There can be no assurance that additional or more stringent requirements will not be imposed on Glacier's operations in the future. Failure to comply with such current or future laws and regulations could result in fines against Glacier, a temporary shutdown of Glacier's operations, the loss of certification to sell its product or, even in the absence of governmental action, a reduction in Glacier's profit margin based on increases in licensing or inspection fees payable by Glacier or other additional compliance costs.

                                 SPECIAL FACTORS

PURPOSES, ALTERNATIVES, REASONS AND EFFECTS OF THE EXCHANGE OFFER

        The principal reason for the Exchange Offer is to provide liquidity to holders of our Common Stock.

        The current market for our Common Stock is limited. As of November 15, 2002, 908,937 shares of our Common Stock (representing 31.91% of the outstanding shares) were beneficially owned by persons other than our officers and directors and principal shareholders identified in the table set forth in "The Exchange Offer--Interests of the Directors and Officers and Principal Shareholders," and there were a total of only 31 shareholders of record. Moreover, trading volume for the Common Stock has been extremely light. The following table indicates the trading volume for our Common Stock for each of the calendar quarters commencing January 1, 2000.

2000
      First Quarter                                  83,900
      Second Quarter                                111,300
      Third Quarter                                  20,400
      Fourth Quarter                                454,100

2001
      First Quarter                                 444,300
      Second Quarter                                118,100
      Third Quarter                                  55,800
      Fourth Quarter                                141,600

2002
      First Quarter                                  79,900
      Second Quarter                                235,100
      Third Quarter                                  24,800
      Fourth Quarter
          (through ______)

        By contrast, the market for the Trust Preferred Securities is more liquid. As of November 15, 2002, 2,388,375 Trust Preferred Securities, or 70.25% of the outstanding Trust Preferred Securities, were held by non-affiliates. The following table indicates the trading volume for the Trust Preferred Securities for each of the calendar quarters commencing January 1, 2000.

2000
      First Quarter                                  330,900
      Second Quarter                                 214,300
      Third Quarter                                  149,000
      Fourth Quarter                                 539,500

2001
      First Quarter                                  233,800
      Second Quarter                                 185,900
      Third Quarter                                  170,300
      Fourth Quarter                                 146,800

2002
      First Quarter                                  211,200
      Second Quarter                                 162,200
      Third Quarter                                  173,100
      Fourth Quarter
          (through ______)

        The Exchange Offer will permit shareholders to exchange at least a portion of their relatively illiquid shares of Common Stock for the more liquid Trust Preferred Securities without any transaction costs.

        We also believe that our financial outlook and current market conditions, including the recent trading prices of our Common Stock, make this an attractive time to acquire a portion of the outstanding shares of Common Stock. In the view of our board of directors, the Exchange Offer is a prudent use of our financial resources and of the Trust Preferred Securities we have repurchased. The 921,400 Trust Preferred Securities we are offering to exchange for Common Stock were purchased by us in open market transactions from August 1999 to January 2001 at an average purchase price of $16.41 per Trust Preferred Security.

        Those shareholders who do not elect to exchange shares in the Exchange Offer will increase their percentage interest in the Common Stock and, accordingly, increase their percentage equity interest in Glacier.

        Our acquisition of shares pursuant to the Exchange Offer will reduce the number of shares of our Common Stock that might otherwise trade publicly and reduce the number of beneficial owners of shares.

        Based on the published guidelines of the Amex, we believe that our purchase of shares pursuant to the Exchange Offer could cause the remaining shares to cease to be listed on the Amex.

        The shares are currently "margin securities" under the rules of the Federal Reserve Board. Accordingly, brokers may extend credit on the collateral of the shares. The Exchange Offer will have no effect on the shares' status in this regard so long as the shares are listed on the Amex. If, however, they are delisted from the Amex, they will cease to be "margin securities."

         The shares are registered under the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT"), which requires, among other things, that we furnish certain information to our shareholders and to the SEC. We have taken no steps to deregister our common stock under the Securities Exchange Act, although we would be currently eligible to do so, if the shares were delisted by the Amex, because we have fewer than 300 holders of record of our common stock. The Exchange Offer is likely to result in a reduction in the number of holders of record, but we will take no action to deregister the shares so long as they are held by unaffiliated beneficial owners. In any event, Glacier will be obligated to file annual, quarterly and periodic reports with the SEC so long as the Trust Preferred Securities are listed on the Amex or held by at least 300 record holders.

        Shareholders who determine not to accept the Exchange Offer will realize a proportionate increase in their relative ownership interest in Glacier, and thus in our future earnings, losses and assets, subject to our right to issue additional shares and other equity securities in the future. Shareholders may be able to sell non-tendered shares in the future at a net price higher than the purchase price in the Exchange Offer. We can give no assurance, however, as to the price or prices at which a shareholder may be able to sell his or her shares in the future, which may be higher or lower than the purchase price paid by us in the Exchange Offer. See "The Exchange Offer--Interests of Directors and Officers and Principal Shareholders" for information concerning certain officers, directors and principal shareholders who have decided not to participate in the Exchange Offer.

        In general, the exchange of shares pursuant to the Exchange Offer will result in gain or loss for federal income tax purposes to a tendering shareholder equal to the difference between the fair market value of the Trust Preferred Securities and the shareholder's tax basis for the Common Stock exchanged; in certain cases, however, a tendering shareholder may be treated as receiving a distribution equal to the fair market value of the Trust Preferred Securities. See "The Exchange Offer--Certain U.S. Federal Income Tax Consequences." Glacier does not believe that the Exchange Offer will have any material tax consequences to it.

        In the event that [1,151,750] shares of Common Stock are exchanged for 921,400 Trust Preferred Securities, the exchange will be accounted for as follows:

- Glacier's long-term indebtedness (including Trust Preferred Securities) will increase by $20,271,000;

- Glacier's retained deficit will be charged approximately $20,271,000, the amount by which the fair market value of [eight tenths (8/10)] of a Trust Preferred Security exceeds the fair market value of a share of Common Stock, at current market prices; and

- Glacier will be required to amortize, over the life of the Trust Preferred Securities, approximately $2,764,000.

        OUR BOARD OF DIRECTORS HAS AUTHORIZED THE EXCHANGE OFFER. HOWEVER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES, AND NEITHER HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THIS OFFERING CIRCULAR, CONSULT WITH THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISION WHETHER TO TENDER AND, IF SO, HOW MANY SHARES TO TENDER.

        The board of directors did not consider any alternatives to the Exchange Offer other than making a cash offer to acquire shares of Common Stock, but it determined not to do so in order to conserve Glacier's cash resources.

FAIRNESS OF THE EXCHANGE OFFER; REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS; NO APPROVALS REQUIRED; NO APPRAISAL RIGHTS

        Glacier believes that the terms of the Exchange Offer are fair to shareholders principally for the reason that it provides a mechanism whereby shareholders who desire liquidity are being afforded the opportunity to receive a more liquid security for their shares of Common Stock on a voluntary basis. No shareholder is compelled to accept the Exchange Offer and tender shares. The exchange ratio of [eight-tenths (8/10)] of a Trust Preferred Security for each share of Common Stock was determined by Glacier as the price which it believed represented an attractive price for Glacier economically. In determining this price, Glacier considered the following factors:

                      (a) recent market prices of the Common Stock and the Trust Preferred Securities; and

                      (b) the relative illiquidity of the Common Stock both before and after the Exchange Offer and the relatively greater liquidity of the Trust Preferred Securities.

        Furthermore, Glacier believes that the Exchange Offer is procedurally fair, since the decision of whether to accept the Exchange Offer is voluntary on the part of each shareholder, notwithstanding that the Exchange Offer does not require approval by a majority in interest of unaffiliated shareholders and there has been no unaffiliated representative retained to negotiate the terms of the Exchange Offer or to prepare a report concerning its fairness.

        Glacier did not obtain any appraisals or valuations in connection with its determination of the purchase price.

        Glacier believes that the exchange ratio is fair. Glacier has not had an appraisal of its assets performed, has no knowledge of any current appraisals and has not formed any conclusion as to the current net realizable value of those assets, other than having obtained an opinion from Valuation Research Corporation, an unaffiliated valuation firm, that the fair value of Glacier's assets exceeds the amount of its liabilities, both currently and on a pro forma basis after giving effect to the Exchange Offer, assuming the exchange of 921,400 Trust Preferred Securities for [1,151,750] shares of Common Stock. See "Opinion of Valuation Research Corporation." Glacier has not sought or obtained any report, appraisal or opinion with respect to the value of its shares of Common Stock and is not aware of any such report, appraisal or opinion that may have been prepared by any other person. Additionally, Glacier is not aware of any other firm offers made by any person unaffiliated with Glacier during the preceding 18 months (i) for the merger or consolidation of Glacier with such person, (ii) for the sale or other transfer of all or any substantial part of the assets of Glacier or (iii) for shares of Common Stock which would enable the holder of the shares to exercise control of Glacier. Glacier has not calculated a liquidation value or conducted a valuation analysis.

        There is no vote of shareholders required in connection with the Exchange Offer, and there are no appraisal rights available to shareholders in connection with the Exchange Offer. Glacier has not retained, and does not intend to retain, an unaffiliated representative to act solely on behalf of unaffiliated shareholders or to prepare a report or an opinion with respect to the fairness of the Exchange Offer, and Glacier does not intend to grant any shareholders any access to its corporate files.

OPINION OF VALUATION RESEARCH CORPORATION

        Glacier's board of directors retained Valuation Research Corporation ("VRC"), to determine whether, in the opinion of VRC, Glacier's capital would be impaired (within the meaning of Delaware corporate law) by consummation of the Exchange Offer -- that is, whether the fair value of Glacier's assets would exceed its liabilities by at least $35,000, the total par value of its capital stock. VRC is a nationally-recognized firm engaged in the valuation of businesses and their securities in connection with acquisitions and mergers, negotiated underwritings, private placements and valuations for corporate and other purposes. VRC has delivered to the board of directors an opinion, which is based on various assumptions and subject to various limitations which are stated therein, that the fair value of Glacier's assets on an ongoing-concern basis, after giving effect to the Exchange Offer, would exceed its liabilities by at least $35,000 and that Glacier's capital would accordingly not be impaired.

        VRC was selected by the board of directors because of its expertise in valuation of companies in similar circumstances and because it is not affiliated in any manner with Glacier or any of its directors or executive officers.

        VRC's opinion has been filed with the SEC as an exhibit to the Schedule TO which has been filed by Glacier in connection with the Exchange Offer. Copies are also available, by request, from the Secretary of Glacier. VRC'S OPINION IS NOT AN OPINION ON THE FAIRNESS OF THE EXCHANGE OFFER AND IS NOT INVESTMENT ADVICE, AND IT SHOULD NOT BE TAKEN AS SUCH.

                               THE EXCHANGE OFFER

1.      TERMS OF THE OFFER; EXPIRATION DATE.

        On the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of such extension or amendment), we will accept for exchange up to [1,151,750] shares validly tendered prior to the expiration date (as defined below) and not properly withdrawn as permitted by the terms described in "Withdrawal Rights". The term "EXPIRATION DATE" means 12:00 midnight, New York City time, on _____, 200_, unless and until we, in our sole discretion, have extended the period during which the Exchange Offer is open, in which event the term "expiration date" means the latest time and date at which the Exchange Offer, as extended, expires. If the Exchange Offer is over-subscribed, shares tendered before the expiration date will be subject to proration. The proration period will expire on the expiration date.

        We reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the Exchange Offer is open by giving oral or written notice of the extension to the Exchange Agent and making a public announcement of the extension. See "Extension of the Exchange Offer; Termination; Amendments." We cannot guarantee, however, that we will exercise our right to extend the Exchange Offer. The Exchange Offer is not conditioned on any minimum number of shares being tendered. The Exchange Offer is, however, subject to certain other conditions. See "Certain Conditions to the Exchange Offer."

        If we:

        - increase or decrease the price to be paid for shares or add a dealer's soliciting fee;

        - increase the number of shares being sought and this increase exceeds 2% of the outstanding shares; or

        -  decrease the number of shares being sought;

and the Exchange Offer is scheduled to expire prior to expiration of a period ending on the tenth business day from the date that notice of this increase or decrease is first published, sent or given in the manner specified in "Extension of the Exchange Offer; Termination; Amendments," then the Exchange Offer will be extended until the expiration of such ten business day period. For the purposes of the Exchange Offer, a "BUSINESS DAY" means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

        All shares not exchanged pursuant to the Exchange Offer, including shares not exchanged because of proration, will be returned to the tendering shareholders at our expense as promptly as practicable (which, in the event of proration, is expected to be approximately ten business days) following the expiration date.

        If the number of shares validly tendered and not properly withdrawn before the expiration date is less than or equal to [1,151,750] shares, we will exchange, on the terms and subject to the conditions of the Exchange Offer, all shares so tendered and not properly withdrawn.

        If the number of shares validly tendered and not properly withdrawn before the expiration date is greater than [1,151,750] shares, we will accept for exchange, on the terms and subject to the conditions of the Exchange Offer, all shares validly tendered and not properly withdrawn before the expiration date, on a pro rata basis with appropriate adjustments to avoid exchanges of fractional shares, as described below. Holders of fewer than 100 shares will be prorated together with all other tendering shareholders. Consequently, all of the shares that a shareholder tenders in the Exchange Offer may not be exchanged.

        PRORATION. If proration of tendered shares is required, we will determine the proration factor as promptly as practicable following the expiration date. Proration for each shareholder tendering shares will be based on the ratio of the number of shares tendered by the shareholder to the total number of shares tendered by all shareholders. Because of the difficulty in determining the number of shares properly tendered and not properly withdrawn, we do not expect that we will be able to announce the final proration factor or effect the exchange of any shares exchanged pursuant to the Exchange Offer until approximately five business days after the expiration date. The preliminary results of any proration will be announced by press release as promptly as practicable after the expiration date. Shareholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.

        NO FRACTIONAL TRUST PREFERRED SECURITIES. We will not issue any fractional Trust Preferred Securities upon exchange of Common Stock. Instead, each shareholder who would otherwise be entitled to a fractional Trust Preferred Security will receive a number of whole Trust Preferred Securities determined by rounding up or down to the nearest whole number.

        MAILING. This Offering Circular and the related Letter of Transmittal will be mailed to record holders of shares whose names appear on our shareholder list and will be furnished, for subsequent transmittal to beneficial owners of shares, to custodians whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency's security position listing.

2.  PROCEDURES FOR TENDERING SHARES.

        Except as described below, in order for shares to be validly tendered pursuant to the Exchange Offer, the Letter of Transmittal (or a facsimile of one), properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal) and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at one of its addresses printed on the back cover of this Offering Circular and either:

        - the certificates evidencing tendered shares must be received by the Exchange Agent at its address or these shares must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent (including an Agent's Message if the tendering shareholder has not delivered a Letter of Transmittal), in each case on or prior to the expiration date; or

        - the tendering shareholder must comply with the guaranteed delivery procedures described below.

The term "AGENT'S MESSAGE" means a message, transmitted by electronic means to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation which states that The Depositary Trust Company ("DTC") has received an express acknowledgment from the participant in DTC tendering the shares that are the subject of this Book-Entry Confirmation, that this participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce this agreement against this participant.

        BOOK-ENTRY TRANSFER. The Exchange Agent will establish accounts with respect to the shares at DTC for purposes of the Exchange Offer within two business days after the date of this Offering Circular. Any financial institution that is a participant in DTC's system may make a book-entry delivery of shares by causing DTC to transfer these shares into the Exchange Agent's account in accordance with DTC's procedures for the transfer. However, although delivery of shares may be effected through book-entry transfer at DTC, either the Letter of Transmittal (or a facsimile of one), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must, in any case, be received by the Exchange Agent at one of its addresses printed on the back cover of this Offering Circular prior to the expiration date, or the tendering shareholder must comply with the guaranteed delivery procedure described below. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

        SIGNATURE GUARANTEES. Signatures on all Letters of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agents Medallion Program (each, an "ELIGIBLE INSTITUTION"), except in cases where shares are tendered:

        - by a registered holder of shares who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal; or

        -  for the account of an Eligible Institution.

        If a certificate is registered in the name of a person other than the signatory of the Letter of Transmittal (or a facsimile of one), or if the exchange is to be made, or a certificate not accepted for exchange or not tendered is to be returned, to a person other than the registered holder(s), then the certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate, with the signature(s) on this certificate or stock powers guaranteed by an Eligible Institution. If the Letter of Transmittal or stock powers are signed or any certificate is endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these individuals should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted. See Instructions 1 and 3 to the Letter of Transmittal.

        GUARANTEED DELIVERY. If a shareholder desires to tender shares pursuant to the Exchange Offer and the certificates evidencing his or her shares are not immediately available or he or she cannot deliver the certificates and all other required documents to the Exchange Agent prior to the expiration date, or he or she cannot complete the procedure for delivery by book-entry transfer on a timely basis, his or her shares may nevertheless be tendered, provided that all the following conditions are satisfied:

        -  the tender is made by or through an Eligible Institution;

        - a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us, is received prior to the expiration date by the Exchange Agent as provided below; and

        - the certificates (or a Book-Entry Confirmation) evidencing all tendered shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a facsimile of one), properly completed and duly executed, with any required signature guarantees (or, in connection with a book-entry transfer, an Agent's Message), and any other documents required by the Letter of Transmittal are received by the Depositary within three AMEX trading days after the date of execution of the Notice of Guaranteed Delivery.

A "TRADING DAY" is any day on which the Amex and banks in New York City are open for business.

        The Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Exchange Agent and must include a guarantee by an Eligible Institution in the form prescribed in the form of Notice of Guaranteed Delivery that we have made available.

        In all cases, payment for shares tendered and accepted for payment pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the certificates evidencing these shares, or a Book-Entry Confirmation of the delivery of these shares, and the Letter of Transmittal (or a facsimile of one), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

        THE METHOD OF DELIVERY OF CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OWN OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT COURIER, IN EITHER CASE PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        DETERMINATION OF VALIDITY. We will determine, in our sole discretion, questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares, which determination shall be final and binding on all parties. We reserve the absolute right to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition of the Exchange Offer or any defect or irregularity in the tender of any particular shares or any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders, and our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all persons. No tender of shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to our satisfaction. None of Glacier, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification.

        OTHER REQUIREMENTS. By executing the Letter of Transmittal as described above, a tendering shareholder irrevocably appoints our designees as his or her proxies, each with full power of substitution, in the manner described in the Letter of Transmittal, to the full extent of his or her rights with respect to the shares tendered by him or her and accepted for exchange by us (and with respect to any and all other shares or other securities issued or issuable in respect of such shares on or after the date of this Offering Circular). All these proxies will be considered coupled with an interest in the tendered shares. This appointment will be effective when, and only to the extent that, we accept these shares for exchange. Upon acceptance for exchange, all prior proxies given by the shareholder with respect to these shares (and such other shares and securities) will be revoked without further action, and no subsequent proxies may be given nor any subsequent written consent executed by the shareholder (and, if given or executed, will not be deemed to be effective) with respect thereto. Our designees will, with respect to the shares for which the appointment is effective, be empowered to exercise all voting and other rights of the shareholder as they in their sole discretion may deem proper at any annual or special meeting of our shareholders or any adjournment or postponement of the meeting, by written consent in lieu of any such meeting or otherwise. We reserve the right to require that, in order for shares to be deemed validly tendered, immediately upon our acceptance of such shares for exchange, we must be able to exercise full voting rights with respect to these shares.

        Our acceptance for exchange of shares pursuant to any of the procedures described above will constitute a binding agreement between the tendering shareholder and us on the terms and subject to the conditions of the Exchange Offer.

        TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO ANY GAIN ON THE EXCHANGE OF SHARES PURSUANT TO THE EXCHANGE OFFER OR ANY INCOME ARISING FROM DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES, EXCHANGING SHAREHOLDERS MUST PROVIDE THE EXCHANGE AGENT WITH HIS OR HER CORRECT TAXPAYER IDENTIFICATION NUMBER ("TIN") AND CERTIFY THAT HE OR SHE IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 IN THE LETTER OF TRANSMITTAL. IF BACKUP WITHHOLDING APPLIES WITH RESPECT TO A SHAREHOLDER, THE EXCHANGE AGENT IS REQUIRED TO WITHHOLD 30% OF ANY PAYMENTS MADE TO THE SHAREHOLDER. THE WITHHOLDING RATE MAY CHANGE FROM TIME TO TIME. SEE INSTRUCTION 10 OF THE LETTER OF TRANSMITTAL. NON-U.S. HOLDERS MUST SUBMIT A COMPLETED FORM W-8 TO AVOID BACKUP WITHHOLDING. SEE INSTRUCTIONS 10 AND 11 TO THE LETTER OF TRANSMITTAL. THESE FORMS MAY BE OBTAINED FROM THE EXCHANGE AGENT.

3.      WITHDRAWAL RIGHTS.

        Tenders of shares made pursuant to the Exchange Offer are irrevocable, except that tendered shares may be withdrawn at any time prior to the expiration date and, unless we have accepted these tendered shares pursuant to the Exchange Offer, may also be withdrawn at any time after 12:00 midnight, New York City time, on ____, 200_. If we extend the Exchange Offer, are delayed in our acceptance of shares for exchange or are unable to accept shares pursuant to the Exchange Offer for any reason, then, without prejudice to our rights under the Exchange Offer, the Exchange Agent may, nevertheless, on our behalf, retain tendered shares, and these tendered shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described herein.

        For a withdrawal to be effective and proper, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at one of its addresses printed on the back cover page of this Offering Circular. The notice of withdrawal must specify the name of the person who tendered the shares to be withdrawn, the number of shares to be withdrawn and the name of the registered holder of the shares to be withdrawn, if different from that of the person who tendered these shares. If certificates evidencing shares to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then, prior to the physical release of those certificates, the serial numbers shown on those certificates must be submitted to the Exchange Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless these shares to be withdrawn have been tendered for the account of an Eligible Institution. If shares have been tendered pursuant to the procedure for book-entry transfer as set forth in "Procedures for Tendering Shares," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares or must otherwise comply with DTC's procedures.

        Withdrawals of tenders of shares may not be rescinded, and shares properly withdrawn will be deemed not validly tendered for purposes of the Exchange Offer. However, withdrawn shares may be retendered by again following the procedures described in "Procedures for Tendering Shares" at any time prior to the expiration date.

        We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal whose determination will be final and binding. None of Glacier, the Exchange Agent, the Information Agent or any other person will be under a duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

4.      ACCEPTANCE OF SHARES FOR EXCHANGE.

        On the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange up to [1,151,750] shares validly tendered prior to the expiration date and not properly withdrawn, as soon as practicable after the expiration date.
Subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange of shares in order to comply in whole or in part with any other applicable law.

        In all cases, exchange of shares tendered and accepted pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

        - the certificates evidencing these shares or timely confirmation (which we refer to as a "BOOK-ENTRY CONFIRMATION") of a book-entry transfer of such shares into the Exchange Agent's account at DTC pursuant to the procedures set forth in "Procedures for Tendering Shares;"

        - the Letter of Transmittal (or a facsimile of one), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as described in "Procedures for Tendering Shares") in lieu of the Letter of Transmittal; and

        -  any other documents required by the Letter of Transmittal.

        For purposes of the Exchange Offer, we will be deemed to have accepted for exchange shares validly tendered and not properly withdrawn as, if and when we give oral or written notice to the Exchange Agent, as agent for the tendering shareholders, of our acceptance of these shares pursuant to the Exchange Offer. On the terms and subject to the conditions of the Exchange Offer, exchange of shares accepted for exchange pursuant to the Exchange Offer will be made by delivery of Trust Preferred Securities to be exchanged for these shares to the Exchange Agent, which will act as agent for tendering shareholders for the purpose of receiving Trust Preferred Securities from us and transmitting the Trust Preferred Securities to tendering shareholders whose shares have been accepted.

        Acceptance of shares may be delayed in the event of difficulty in determining the number of shares properly tendered or if proration is required. See "Terms of the Exchange Offer; Expiration Date." In addition, if certain events occur, we may not be obligated to exchange shares pursuant to the Exchange Offer. See "Certain Conditions to the Exchange Offer."

        We will pay or cause to be paid any stock transfer taxes with respect to the transfer of any shares to us or our order pursuant to the Exchange Offer. If, however, delivery of the Trust Preferred Securities is to be made to, or a portion of the shares delivered (whether in certificated form or by book-entry) but not tendered or not exchanged are to be registered in the name of, any person other than the registered holder, or if tendered shares are registered in the name of any person other than the person signing the Letter of Transmittal (unless this person is signing in a representative or fiduciary capacity), the amount of any stock transfer taxes (whether imposed on the registered holder, this other person or otherwise) payable on account of the transfer to this person must be paid by the person to whom delivery of the Trust Preferred Securities is to be made, and satisfactory evidence of the payment of these taxes, or exemption from these taxes must be submitted to the Exchange Agent before delivery of the Trust Preferred Securities. See Instruction [6] to the Letter of Transmittal.

        If any tendered shares are not accepted for exchange for any reason pursuant to the terms and conditions of the Exchange Offer, or if certificates are submitted evidencing more shares than are tendered, certificates evidencing un-exchanged shares will be returned, without expense to the tendering shareholder (or, in the case of shares tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the procedure set forth in "Procedures for Tendering Shares," these shares will be credited to an account maintained at DTC), as promptly as practicable following the expiration or termination of the Exchange Offer.

5.      CERTAIN CONDITIONS TO THE EXCHANGE OFFER.

        Notwithstanding any other provision of the Exchange Offer, and in addition to (and not in limitation of) our right to extend, amend or terminate the Exchange Offer as set forth in "Extension of the Exchange Offer; Termination; Amendments," we will not be required to accept for exchange or exchange any shares tendered, and may terminate or amend the Exchange Offer or may postpone the acceptance for exchange and the exchange of shares tendered, subject to Rule 13e-4(f) promulgated under the Securities Exchange Act, if, at any time on or after ________, 2002 and before the expiration of the Exchange Offer, any of the following events has occurred (or have been determined by us to have occurred) that, in our sole judgment in any case and regardless of the circumstances giving rise to the specified event, including any action or omission to act by us, makes it inadvisable to proceed with the Exchange Offer or the acceptance of exchange:

        - any suit, action or proceeding before any court, agency, authority or other tribunal by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign is threatened or pending;

                  - challenging our acquisition of any shares, seeking to restrain or prohibit our making or consummation of the Exchange Offer or otherwise relating to the Exchange Offer; or

                  - which otherwise is reasonably likely to have a material adverse effect on us;

        - any statute, rule, regulation, legislation, judgment, order or injunction is threatened, proposed, sought, enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval is withheld with respect to, us or which otherwise relates in any manner to the Exchange Offer, in each case, by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in the preceding condition;

        -  any of the following events has occurred:

                  - any general suspension of trading in, or limitation on prices for, securities on the AMEX for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchange or market not related to market conditions);

                  - any suspension of, or material limitation on, the markets for U.S. currency exchange rates;

                  - a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

                  - any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign, on, or other event that would reasonably be expected to materially adversely affect, the extension of credit by U.S. banks or other U.S. lending institutions;

                  - a commencement or escalation of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States that would reasonably be expected to have a material adverse effect on the financial markets in the United States;

                  - any significant decrease in the market price of our Common Stock or the Trust Preferred Securities;

                  - any decline in either the Dow Jones Industrial Average, the AMEX Composite Index or the S&P 500 Composite Index by an amount in excess of 15% measured from the close of business on ______, 2002; or

                  - in the case of any of the foregoing existing on the date of this Offering Circular to Purchase, a material acceleration or worsening thereof;

        - any tender or exchange offer with respect our Common Stock or the Trust Preferred Securities (other than this Exchange Offer), or any merger, acquisition, business combination or other similar transaction with or involving us, has been proposed, announced or made by any person or entity;

        - any change has occurred or be threatened in, or any adverse development has arisen concerning, our business, condition (financial or otherwise), income, operations or prospects, in any case (individually or in the aggregate) which, in our reasonable judgment, is or may be materially adverse to us or affects the anticipated benefits to us of acquiring shares pursuant to the Exchange Offer; or

        - (i) any person, entity or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act) has acquired, or proposed to acquire, beneficial ownership of more than 5% of the outstanding shares of Glacier Common Stock (other than a person, entity or group which had publicly disclosed such ownership in a Schedule 13D or 13G (or an amendment thereto) on file with the SEC prior to _____, 2002);
           (ii) any new group has been formed that beneficially owns more than 5% of the outstanding shares of our Common Stock; or (iii) any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or made a public announcement reflecting an intent to acquire us or any of our assets or securities.

        The foregoing conditions are for our sole benefit, and we may assert or waive any of these conditions in whole or in part at any time and from time to time in our exclusive judgment. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any of these rights, the waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances and each of these rights will be deemed an ongoing right that may be asserted at any time and from time to time.

6.      PRICE RANGE OF SHARES.

        The shares of Glacier common stock are listed for trading on the Amex under the symbol "HOO" The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share as reported on the Amex:

                                                          HIGH       LOW
                                                         ------     ------
2000
        First Quarter                                    $17.50     $16.13
        Second Quarter                                    16.13      11.63
        Third Quarter                                     11.88      11.63
        Fourth Quarter                                    11.63       7.75

2001
        First Quarter                                    $ 9.30     $ 7.75
        Second Quarter                                     9.40       7.55
        Third Quarter                                      9.25       8.45
        Fourth Quarter                                     8.55       7.60

2002
        First Quarter                                     13.42       8.01
        Second Quarter                                    13.20      11.90
        Third Quarter                                     14.25      12.90
        Fourth Quarter (through _______)

        On _____, 2002, the last full trading day before the announcement of the Exchange Offer, the last reported sales price of the Common Stock was $___. WE URGE SHAREHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

        The Trust Preferred Securities are also listed for trading on the Amex under the symbol "HOOPRA". The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share as reported on the
Amex:

                                                          HIGH       LOW
                                                         ------     ------
2000
        First Quarter                                    $16.25     $14.00
        Second Quarter                                    17.44      15.38
        Third Quarter                                     18.44      16.00
        Fourth Quarter                                    17.63      13.38

2001
        First Quarter                                    $18.40     $13.50

           Second Quarter                                  20.20     17.00
           Third Quarter                                   20.30     18.60
           Fourth Quarter                                  20.10     18.25

2002
           First Quarter                                  $22.60    $19.20
           Second Quarter                                  23.35     21.06
           Third Quarter                                   22.70     20.30
           Fourth Quarter (through _______)

        On ______, 2002, the last full trading day before the announcement of the Exchange Offer, the last reported sale price of the Trust Preferred Securities was $____. Based on this price, the value of [8/10 (eight-tenths)] of a Trust Preferred Security would have been $_____. WE URGE SHAREHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE TRUST PREFERRED SECURITIES.

        Glacier did not pay any dividends on its Common Stock in 2002, 2001 or 2000 and does not currently intend to pay any dividends on its Common Stock in the foreseeable future.

        Since January 1, 2000, Glacier has purchased a total of 5,700 shares of its Common Stock. Those shares were purchased in the fourth quarter of 2000 for $9.875 per share.

7.      SOURCE AND AMOUNT OF FUNDS.

        We expect the fees and expenses of the Exchange Offer to be approximately $175,000. We will fund these expenses through our existing cash and cash equivalents, which totaled approximately $6,835,000 at September 29, 2002.

8.      CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.

        The following is a general discussion of the material United States federal income tax consequences to U.S. persons who exchange shares of Common Stock for Trust Preferred Securities pursuant to the Exchange Offer ("EXCHANGING SHAREHOLDERS"). The actual tax consequences to a specific Exchanging Shareholder may vary depending on the facts and circumstances relating to that Exchanging Shareholder's individual tax situation. This discussion deals only with general United States federal income tax consequences to U.S. taxpayers; it does not discuss state, local or foreign income tax consequences, nor does it address the tax consequences to Exchanging Shareholders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or investors who hold the Common Stock or Trust Preferred Securities as part of a hedging straddle or similar arrangement.

        This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated pursuant to the Code (the "REGULATIONS") and other applicable authorities as of the date of this Offering Circular. The

Code, Regulations and other authorities are subject to change, which change may have retroactive effect. Furthermore, the provisions of the Code, Regulations and other authorities on which this discussion is based are subject to interpretation, and this discussion is not binding on the Internal Revenue Service or the courts, any of which may reach different conclusions. We do not intend to obtain any rulings from the Internal Revenue Service regarding the treatment of any of the transactions contemplated by the Exchange Offer, and it is possible that the Internal Revenue Service may take a position which is inconsistent with one or all of the conclusions reached in the discussion which follows. Accordingly, each Exchanging Shareholder is encouraged to seek advice from independent tax advisers regarding the tax treatment of the transactions contemplated by the Exchange Offer and with respect to those tax matters which are not within the scope of this discussion.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

        The exchange of shares pursuant to the Exchange Offer will be a taxable event to each Exchanging Shareholder. If the transaction satisfies one of the three tests below, the taxable event will be a sale, and the Exchanging Shareholder will recognize gain equal to the difference between the fair market value of the Trust Preferred Securities received and the Exchanging Shareholder's basis in the Common Stock surrendered. The gain will be characterized as gain from a sale if any of the following three tests are satisfied: (a) the percentage interest in the Common Stock held by the Exchanging Shareholder and certain attribution parties described in Code Section 318 is less than 80% of the percentage interest in the Common Stock held by them before the exchange, or (b) the Exchanging Shareholder holds no Common Stock after the exchange, determined without regard to the Common Stock held by attribution parties, and the Exchanging Shareholder, as of that time and for ten years thereafter, does not hold an interest in Glacier (including an interest as a Shareholder, officer, director or employee) other than an interest as a creditor, and such Exchanging Shareholder enters into an agreement to notify the Internal Revenue Service if the Exchanging Shareholder acquires such an interest, or (c) it is determined that the exchange is "not essentially equivalent to a dividend" within the meaning of Code Section 302. If the exchange qualifies as a sale transaction, the Exchanging Shareholder will recognize a long term capital gain if the holding period for the exchanged stock exceeds one year, or as a short term capital gain if the holding period for the exchanged stock is one year or less.

        If the exchange does not qualify for sale treatment under one of the three tests described above, it will be treated as a distribution to the Exchanging Shareholder in an amount equal to the fair market value of the Trust Preferred Securities received and will be taxable as a dividend to the extent of Glacier's earnings and profits. Any portion of the distribution which exceeds Glacier's earnings and profits will be tax free and will first reduce basis in the Exchanging Shareholders remaining stock, but not below zero. Any excess will then be taxable as either a long term or short term capital gain, depending on the holding period for the Common Stock retained.

        The determination of whether the transaction constitutes a sale or will be treated as a distribution will depend on each Exchanging Shareholder's specific facts and circumstances. It also will depend, in part, on the total number of shares of Common Stock actually redeemed, a fact which will not be known until after the consummation of the Exchange Offer. Accordingly, it may be difficult or impossible to know the tax consequences of acceptance of the Exchange Offer in advance. Each Exchanging Shareholder is encouraged to seek independent tax advice in connection with the Exchange Offer.

TAX CONSIDERATIONS RELATING TO TRUST PREFERRED SECURITIES

        CLASSIFICATION OF WATER TRUST I. Glacier has consistently treated Water Trust I as a "grantor" trust within the meaning of Code Section 671 from the date of its inception. As a consequence of this classification, each holder of Trust Preferred Securities is treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and each such beneficial owner is required to include in his gross income the dividends received plus his pro rata share of the original issued discount accrued on the Junior Subordinated Debentures. Such amounts generally are treated as interest income.

        CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES. Glacier has taken the position that the Junior Subordinated Debentures are classified as indebtedness of Glacier for United States federal income tax purposes. Furthermore, upon acceptance of a Trust Preferred Security on original issuance, each holder covenanted to treat the Junior Subordinated Debentures as indebtedness and the Trust Preferred Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. At the time of original issuance, counsel to Glacier did not deliver any opinion to Glacier regarding the classification of the Junior Subordinated Debentures as indebtedness, and no assurance was given that such a position would not be challenged by the Internal Revenue Service or, if challenged, that such a challenge would not be successful. No such challenge by the Internal Revenue Service has been made as of the date of this Offering Circular. Glacier does not intend to seek rulings from the Internal Revenue Service on these issues in connection with the Exchange Offer.

        In connection with the Exchange Offer, each Exchanging Shareholder will similarly covenant to treat the Junior Subordinated Debentures as indebtedness of Glacier and the Trust Preferred Securities as evidence of an indirect beneficial ownership in the Junior Subordinated Debentures The balance of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of Glacier for United States federal income tax purposes.

        TREATMENT OF REISSUE OF TRUST PREFERRED SECURITIES. Consistent with its treatment of the Trust Preferred Securities as evidence of beneficial ownership of the Junior Subordinated Debentures, Glacier treated its open market purchases of Trust Preferred Securities as a reacquisition of the Junior Subordinated Debentures attributable to the reacquired Trust Preferred Securities. Upon the exchange of Common Stock for Trust Preferred Securities, Glacier will be treated, for U.S. federal tax purposes, as issuing new Junior Subordinated Debentures with the same terms and conditions set forth in the original Junior Subordinated Debentures.

        INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. Since Water Trust I is a grantor trust, each holder of a Trust Preferred Security will report his or her pro rata share of the stated interest and original issue discount paid or accrued on his pro rata portion of the Junior Subordinated Debenture.

        The stated interest on the portion of the Junior Subordinated Debenture attributable to a Trust Preferred Security issued pursuant to the Exchange Offer and paid to a holder as a dividend will be treated as ordinary income to the holder of the Trust Preferred Security.

        It is expected that, on the expiration date of the Exchange Offer, the Liquidation Amount of the Trust Preferred Securities received by an Exchanging Shareholder will exceed the fair market value of the Trust Preferred Securities by more than a nominal amount. Consequently, an Exchanging Shareholder's portion of the Junior Subordinated Debenture will have "original issue discount" within the meaning of Code Section 1272. The amount of the original issue discount is the difference between the Liquidation Amount of the Trust Preferred Securities ($25.00 per Trust Preferred Security) and the fair market value of the Trust Preferred Securities. Generally, the holder of an original issue discount obligation is required to accrue and report the daily portion of the original issue discount, notwithstanding the taxpayer's method of accounting and notwithstanding that the taxpayer is not paid any portion of the original issue discount until maturity. Accordingly, a holder of the Trust Preferred Securities will receive and report the dividends paid in cash and, in addition, will report original issue discount ratably over the time the obligation is outstanding.

        Glacier has certain rights to defer and alter the terms of the payment of interest under the Junior Subordinated Debentures which, if exercised, could increase the amount of original issue discount. Glacier believes that the terms and conditions of the Junior Subordinated Debentures are such that the likelihood that they will be exercised is remote, and, consequently, they are not taken into account in calculating original issue discount.

        DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES. Under current law, a distribution by Water Trust I of the Junior Subordinated Debentures as described under "Description of the Trust Preferred Securities -- Redemption -- Tax Event Redemption, Investment Company Event Redemption or Distribution of Junior Subordinated Debentures" in Appendix A will be non-taxable and will result in the holder of a Trust Preferred Security receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through Water Trust I, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in the Trust Preferred Securities before such distribution. If, however, the liquidation of Water Trust I were to occur because Water Trust I is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to a holder by Water Trust I could be a taxable event to Water Trust I, and each holder would recognize gain or loss as if the holder had exchanged Trust Preferred Securities for the Junior Subordinated Debentures received upon the liquidation of Water Trust I. Subsequently, a holder would recognize interest income and original issue discount in respect of Junior Subordinated Debentures received from Water Trust I in the manner described above under "Interest Income and Original Issue Discount".

        SALES OR REDEMPTIONS OF TRUST PREFERRED SECURITIES. Gain or loss will be recognized by a holder on a sale of Trust Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the holder's adjusted tax basis in the Trust Preferred Securities sold or redeemed. For purposes of calculating a holder's adjusted tax basis in the Trust Preferred Securities, adjustments will be made to basis to reflect the portion of the original issue discount previously reported by the holder which is in excess of the amount of interest actually paid to the holder. For most taxpayers, any gain recognized will be characterized as long term or short term capital gain depending on whether the Trust Preferred Securities have been held for more than one year or not.

        TAX CONSEQUENCES OF OPTION TO DEFER INTEREST PAYMENT PERIOD AND OF A DEFERRAL OF INTEREST PAYMENT. Because Glacier has no current plan to exercise its option to defer payments of interest, had no such plans as of the date of issuance of the Trust Preferred Securities and considers the likelihood of exercising the option to be a remote contingency, it is Glacier's position that the option will not be taken into account in determining the amount of "original issue discount" for United States federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge Glacier's position, or if Glacier exercises its right to defer payments of interest, the holders of Trust Preferred Securities may be required to include additional amounts of original issue discount in gross income. Furthermore, in such case, interest would be reportable under the contingent payment debt rules of the Treasury Regulations as of the issue date or the expiration date of the Exchange Offer, as applicable. Should Glacier elect to exercise its right to defer payments of interest in the future, the market price of the Trust Preferred Securities is likely to be adversely affected. A holder that disposes of Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold Trust Preferred Securities. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payment Period" in Appendix A.

        APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS. The reissuance of the Trust Preferred Securities may result in them being classified as "applicable high yield discount obligations," within the meaning of Code Section 163(i). This determination must be made as of the expiration date of the Exchange Offer. If the reissued Trust Preferred Securities are applicable high yield discount obligations, a portion of the interest deductions otherwise allowable to Glacier with respect to original issue discount is deferred until such interest is actually paid, normally at maturity. Glacier believes that if the Trust Preferred Securities are classified as applicable high yield discount obligations, the loss of a portion of its deduction for original issue discount will not have a material adverse effect on it.

        POSSIBLE TAX LAW CHANGES AFFECTING THE TRUST PREFERRED SECURITIES. There can be no assurance that future legislative proposals or final legislation will not affect the ability of Glacier to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit Glacier to cause a redemption of the Trust Preferred Securities. See

"Description of the Trust Preferred Securities--Redemption--Tax Event Redemption, Investment Company Event Redemption or Distribution of Junior Subordinated Debentures" and "Description of Junior Subordinated
Debentures--Redemption" in Appendix A.

9.      CERTAIN INFORMATION CONCERNING GLACIER.

        Our common stock trades on the Amex under the symbol "HOO." Our principal offices are located at 2651 La Mirada Drive, Suite 100, Vista, California, and our telephone number is 760-560-1111.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a Tender Exchange Offer Statement on Schedule TO with the SEC that includes additional information relating to the Exchange Offer. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC's Public Reference Room, located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services, some of our SEC filings are available on the SEC's web site located at http://www.sec.gov/ and some of our filings are available on our web site at http://www.glacierwater.com/.

        Our common stock is listed on the Amex. Reports and other information concerning Glacier may be inspected at the offices of the Amex, 86 Trinity Place, 8th Floor, New York, New York 10006.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this Offering Circular, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Offering Circular, except for any information superseded by information in this Offering Circular or in any document subsequently filed with the SEC which is also incorporated by reference. This Offering Circular incorporates by reference the documents set forth below, including the exhibits that these documents specifically incorporate by reference, that we have previously filed with the SEC. These documents contain important information about us and our financial performance.

        - Annual Report on Form 10-K for the fiscal year ended December 30, 2001 (as filed on March 14, 2002);

        - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002 (as filed on May 13, 2002);

        - Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (as filed on August 8, 2002);

        - Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2002 (as filed on November 12, 2002);

        - Current Reports on Form 8-K filed on August 8, 2002, July 1, 2002 and July 16, 2002;

        -  Proxy Statement filed on June 12, 2002; and

        - All reports and definitive proxy or information statements that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Offering Circular and before the expiration date.

FINANCIAL DATA

        The audited consolidated financial statements of Glacier as of December 30, 2001 and December 31, 2000 and for each of the three fiscal years in the period ended December 30, 2001 are incorporated herein by reference to the Consolidated Financial Statements of Glacier included as an exhibit to Glacier's Annual Report on Form 10-K for its fiscal year ended December 30, 2001 (the "FORM 10-K"). The unaudited consolidated financial statements of Glacier for the three and nine month fiscal periods ended September 29, 2002 and September 30, 2001 and as of September 29, 2002 are incorporated herein by reference to Item 1 of Glacier's Quarterly Report on Form 10-Q for the quarter ended September 29, 2002 (the "FORM 10-Q"). The Form 10-K and the Form 10-Q are referred to as the "COMPANY REPORTS".

        See "Summary Financial Information" for a summary of certain financial information about Glacier.

        You can obtain any of these documents from us or from the SEC's public reference facility or web site at the addresses described above. These documents are available from us without charge, excluding any exhibits to those documents. You can obtain any of these documents by requesting them in writing or by telephone from us at 2651 La Mirada Drive, Suite 100, Vista, California 92083; telephone: 760-560-1111. Please be sure to include your complete name and address in your request. If you request any documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

10.     INTERESTS OF DIRECTORS AND OFFICERS AND PRINCIPAL SHAREHOLDERS.

        As of November 15, 2002, there were 2,848,349 shares of our Common Stock issued and outstanding. As of November 15, 2002, there were outstanding options to acquire 951,486 shares of our Common Stock, of which 590,201 were subject to currently exercisable options. The [1,151,750] shares that we are offering to acquire in the Exchange Offer represent approximately 40.4% of the shares outstanding as of November 15, 2002 (excluding the shares subject to outstanding options). The following table provides information as of November 15, 2002 about the beneficial ownership of Common Stock by each of our directors and executive officers and persons who beneficially own 5% or more of our Common Stock. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, Except as otherwise indicated.

                                            Number of Shares of         Percent of Common
Name and Address of                         Common Stock                Stock Beneficially
Beneficial Owner                            Beneficially Owned          Owned
-------------------                         -------------------         ------------------
Directors and Executive Officers(1)
-----------------------------------
William A. Armstrong(5)                              5,000                        *

William G. Bell(6)                                   1,000                        *

Richard A. Kayne(2)(3)                           1,716,067                    57.83%

Peter H. Neuwirth(3)(7)                             87,210                     3.00%

Charles A. Norris(3)(4)                            373,951                    12.04%

Scott H. Schlecter(3)(8)                            50,325                     1.74%

Robert V. Sinnott(3)(9)                             54,162                     1.87%

Luz E. Gonzales(3)                                  17,250                        *

Brian H. McInerney(3)                               58,709                     2.02%

Steven L. Murphy(3)                                 31,625                     1.10%

Brian T. Nakagawa(3)                                21,250                        *

William D. Walters(3)                               34,875                     1.21%

Kenneth W. Sumner, Sr.                                   0                        *

Executive officers and directors as a
Group (13 persons)(3)                            2,451,224                    69.06%

Others

Arthur E. Hall(10)                                 189,400                     6.65%

----------------------
*       Less than 1%

(1) Unless otherwise indicated, the address of each of the directors and executive officers named in this table is: c/o Glacier Water Services, Inc., 2651 La Mirada Drive #100, Vista, California 92083-8435.

(2) The 1,716,067 shares include (i) 568,116 shares held directly by Mr. Kayne (including 119,008 shares which may be acquired within 60 days upon exercise of options) and (ii) 1,028,943 shares held by managed accounts of Kayne Anderson Capital Advisors, L.P. ("KACA"), a registered investment adviser. The shares held by managed accounts of KACA include the following shares held by investment funds for which KACA serves as general partner: 223,370 shares held by Kayne Anderson Non-Traditional Investments, L.P., 396,488 shares held by ARBCO Associates, L.P., 284,675 shares held by Kayne Anderson Diversified Capital Partners, L.P. and 71,385 shares held by Kayne Anderson Capital Partners, L.P. An additional 53,025 shares are held in other accounts managed by KACA. Mr. Kayne disclaims beneficial ownership of such shares held in the managed accounts. The address for Richard A. Kayne is c/o Kayne Anderson Investment Management, Inc., 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(3) Shares beneficially owned include stock options exercisable within 60 days of November 15, 2002 in the amounts of 119,008 held by Mr. Kayne, 58,707 held by Mr. Neuwirth, 88,080 held by Mr. Norris, 49,125 held by Mr. Shlecter, 54,162 held by Mr. Sinnott, 17,250 held by Ms. Gonzales, 58,709 held by Mr. McInerney, 31,625 held by Mr. Murphy, 21,250 held by Mr. Nakagawa and 34,875 held by Mr. Walters.

(4) Shares beneficially owned include 168,421 shares acquirable within 60 days of November 15, 2002 upon conversion of Redeemable Convertible Preferred Stock held by Mr. Norris. The address for Mr. Norris is 481 Denslowe Avenue, Los Angeles, California 90049.

(5) The address for Mr. Armstrong is 4035 Natasha Drive, Lafayette, California 94549.

(6) The address for Mr. Bell is c/o Tyler Mountain Water Company, One Commerce Drive, Pittsburgh, Pennsylvania 15239.

(7) The address for Mr. Neuwirth is c/o Advanced Engine Management, Inc., 474 Cuesta Way, Los Angeles, California 90077.

(8) Mr. Shlecter is a Portfolio Analyst for KACA; however, he disclaims beneficial ownership with respect to any shares held by KACA or any of its affiliates. The address for Mr. Shlecter is c/o Kayne Anderson Capital Advisors, L.P., 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(9) Mr. Sinnott is Senior Vice President of Kayne Anderson Investment Management, Inc.; however, he disclaims beneficial ownership with respect to any shares held by KACA or any of its affiliates. The address for Mr. Sinnott is c/o Kayne Anderson Investment Management, Inc., 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

(10) The 189,400 shares include 169,400 shares held by Varian Associates, of which Mr. Hall is sole general partner, and 20,000 shares held by A.E. Hall & Co. Money Purchase Plan of which Mr. Hall is sole trustee and beneficiary. The address for Mr. Hall is 1726 Cedarwood Drive, Minden, Nevada 89423.

        Our directors and executive officers may participate (i.e., tender Common Stock) in the Exchange Offer on the same basis as our other shareholders.

        As of November 15, 2002, the following directors and officers and principal shareholders have advised us that they do not intend to participate in the Exchange Offer: Mr. Armstrong, Mr. Bell, Mr. Kayne (with respect to shares owned by him directly), Mr. Neuwirth, Mr. Norris, Mr. Sinnott, Ms. Gonzales, Mr. McInerney, Mr. Walters and Mr. Hall (with respect to 169,400 shares).

        As of November 15, 2002, the following directors and executive officers and principal shareholders have advised us that they intend to participate in the Exchange Offer: Mr. Shlecter (with respect to 1,200 shares) and Mr. Hall (with respect to 20,000 shares).

        As of November 15, 2002, the remaining directors and executive officers and principal shareholders have yet to determine whether they will participate in the Exchange Offer.

        Based upon our records and upon information provided to us by our directors and executive officers, neither we nor, to the best of our knowledge, any of our directors or officers, nor any of the associates of any of the foregoing, has effected any purchase or sale of the Common Stock during the 60 days prior to the date of the Exchange Offer.

        Certain information concerning Kayne Anderson Investment Management, Inc. and the directors and executive officers of Glacier and Kayne Anderson Investment Management, Inc. is set forth in Schedule A hereto.

11.     TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES.

        Except for outstanding options to purchase shares granted to certain of our employees (including executive officers and directors), and except as otherwise described herein, neither we nor, to the best of our knowledge, any of our affiliates, directors or officers or any of the officers or directors of our affiliates, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Exchange Offer or with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or other option arrangements, puts or calls, guaranties of loan, guaranties against loss or the giving or withholding of any proxies, consents or authorizations).

12.     FUTURE PLANS OF GLACIER.

        Although we have no other immediate plans to acquire additional shares of our Common Stock, we may in the future purchase additional shares in the open market, in private transactions, through additional tender or exchange offers or otherwise, subject to the approval of our board of directors. Future purchases may be on the same terms or on terms which are more or less favorable to shareholders than the terms of the Exchange Offer. Rule 13e-4 of the SEC prohibits us and our affiliates from purchasing any shares of Common Stock, other than pursuant to the Exchange Offer, until at least 10 business days after the Exchange Offer expires. Any future purchases by us will depend on many factors, including:

        -  the market price of the shares;

        -  the results of the Exchange Offer;

        -  our business and financial position; and

        -  general economic and market conditions.

        Shares that we acquire in the Exchange Offer will be restored to the status of authorized but unissued shares and will be available for us to issue without further shareholder action (except as required by applicable law or rules or stock exchange regulations) for all purposes, including, but not limited to, the acquisition of other businesses, the raising of additional capital for use in our business and the satisfaction of obligations under existing or future employee benefit plans. We have no current plans for the issuance of shares we purchase pursuant to the Exchange Offer.

        Except as disclosed in this Offering Circular, we currently have no plans, proposals or negotiations underway that relate to or would result in:

        - any extraordinary transaction, such as a merger, reorganization or liquidation, involving Glacier, which is material to Glacier;

        - any purchase, sale or transfer of a material amount of assets of Glacier;

        -  any other material change in our corporate structure or business;

        - any class of equity securities of Glacier becoming eligible for termination of registration under Section 12(g)(4)of the Securities Exchange Act;

        - the suspension of Glacier's obligation to file reports under Section 15(d) of the Securities Exchange Act;

        - the acquisition by any person of additional securities of Glacier (other than through the exercise of stock options under our stock option plans) or the disposition of securities of Glacier; or

        - any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of Glacier.

13.     CERTAIN LEGAL MATTERS; REGULATORY APPROVALS.

        To the best of our knowledge, there is no license or regulatory permit that appears to be material to our business and that might be adversely affected by our acquisition of shares pursuant to the Exchange Offer, or any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of shares pursuant to the Exchange Offer. Should any such approval or other action be required, it is currently contemplated that such approval or action would be sought. While we do not currently intend to delay acceptance for exchange of shares tendered pursuant to the Exchange Offer pending the outcome of any matters, we cannot guarantee that any such approval or other action, if required, would be obtained without substantial conditions or that adverse consequences would not result to our business or that certain parts of our business would not have to be disposed of in the event that such approval were not obtained or such other actions were not taken or in order to obtain any such approval or other action.

14.     EXTENSION OF THE EXCHANGE OFFER; TERMINATION; AMENDMENTS.

        We expressly reserve the right, in our sole discretion and at any time or from time to time, to extend the period of time during which the Exchange Offer is open by making a public announcement of the extension. We cannot guarantee, however, that we will exercise our right to extend the Exchange Offer. During any extension, all shares previously tendered will remain subject to the Exchange Offer, except to the extent that shares may be withdrawn as described in "Withdrawal Rights." We also expressly reserve the right, in our sole discretion:

        - to terminate the Exchange Offer and not accept for payment any shares not previously accepted for payment or, subject to Rule 13e-4(f)(5) under the Securities Exchange Act, which requires us either to effect the exchange of shares or to return the shares tendered promptly after the termination or withdrawal of the Exchange Offer), to postpone exchange of shares upon the occurrence of any of the conditions specified in "Certain Conditions to the Exchange Offer," by making a public announcement; and

        - at any time, or from time to time, regardless of the existence of any of the conditions specified in "Certain Conditions to the Exchange Offer," to amend the Exchange Offer in any respect.

        Amendments to the Exchange Offer may be effected by public announcement. Without limiting the manner in which we may choose to make a public announcement of any extension, termination or amendment, we will have no obligation (except as otherwise required by applicable law) to publish, advertise or otherwise communicate any public announcement of these events, other than by making a release to the Dow Jones news service, except in the case of an announcement of an extension of the Exchange Offer, in which case we will have no obligation to publish, advertise or otherwise communicate this announcement other than by issuing a notice of this extension by press release or other public announcement, which will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Material changes to information previously provided to holders of the shares in this Exchange Offer or in documents furnished subsequently will be disseminated to holders of shares in compliance with Rule 13e-4(e)(3) under the Securities Exchange Act.

        If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Those rules require that the minimum period during which an Exchange Offer must remain open following material changes in the terms of the Exchange Offer or information concerning the Exchange Offer (other than a change in price, change in dealer's soliciting fee or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. In a published release, the SEC has stated that, in its view, an Exchange Offer should remain open for a minimum of five business days from the date that notice of a material change is first published, sent or given. If we:

        - increase or decrease the price to be paid for shares or add a dealer's soliciting fee;

        - increase the number of shares being sought and any such increase exceeds 2% of the outstanding shares; or

        -  decrease the number of shares being sought;

and the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from the date that notice of the increase or decrease is first published, sent or given in the manner specified above, the Exchange Offer will be extended until the expiration of such ten business day period.

15.     FEES AND EXPENSES.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Exchange Offer.

        We have retained Mellon Investor Services as the Exchange Agent and the Information Agent in connection with the Exchange Offer. The Information Agent may contact holders of shares by mail, telephone, facsimile, telegraph and personal interview and may request custodians to forward materials relating to the Exchange Offer to beneficial owners.

        As compensation for acting as the Exchange Agent and the Information Agent in connection with the Exchange Offer, Mellon Investor Services will receive reasonable and customary compensation for its services, will also be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Exchange Offer, including certain liabilities under the federal securities laws. We will reimburse custodians for customary handling and mailing expenses incurred by them in forwarding material to their customers.

        We estimate that the fees of the Exchange Agent and Information Agent, legal and accounting fees and printing and other expenses in connection with the Exchange Offer will be approximately $175,000.

16.     MISCELLANEOUS.

        The Exchange Offer is being made to all holders of shares of Common Stock. We are not aware of any jurisdiction where the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Exchange Offer or the acceptance of shares pursuant to the Exchange Offer, we will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Exchange Offer. If, after this good faith effort, Glacier cannot comply with any such state statute, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

        WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON OUR BEHALF NOT CONTAINED IN THIS OFFERING CIRCULAR OR IN THE RELATED LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

        We have filed with the SEC a Tender Offer Statement on Schedule TO, together with all exhibits, pursuant to Regulation M-A under the Securities Exchange Act, furnishing certain additional information with respect to the Exchange Offer. The Schedule TO and any amendments to it, including exhibits, may be inspected and copies may be obtained from the offices of the SEC in the manner set forth in "Certain Information Concerning Glacier".

                          SUMMARY FINANCIAL INFORMATION

          The following sets forth selected financial data as of and for the periods presented. Our fiscal year ends on the Sunday closest to December 31. This data should be read in conjunction with our Consolidated Financial Statements and the accompanying Notes thereto and other financial information appearing in our most recent Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended September 29, 2002. More comprehensive financial information is included in those reports and in other documents filed by us with the SEC, and the following financial information is qualified in its entirety by reference to those reports and other documents and all of the financial information (including any related notes) contained therein or incorporated therein by reference.

          The selected financial information presented below as of and for the fiscal years ended December 30, 2001 and December 31, 2000 has been derived from our Consolidated Financial Statements, which have been audited by Arthur Andersen LLP. The selected financial information as of September 29, 2002 and for the nine months ended September 29, 2002 and September 30, 2001 has not been audited. The results of operations for the nine months ended September 29, 2002 and September 30, 2001 are not necessarily indicative of results for the entire year.

          The pro forma data reflect, on a pro forma basis, the exchange of 921,400 Trust Preferred Securities for [1,151,750] shares of Common Stock, as if such exchange had occurred on September 29, 2002 (in the case of the balance sheet data) or on the first day of the period presented (in the case of statement of operations data).

CONSOLIDATED BALANCE SHEET DATA:
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                               September 29,       December 30,   December 31,
                                                   2002               2001           2000
                                            --------------------   ------------   ------------
                                            Pro Forma    Actual      Actual         Actual
                                            --------     -------   ------------   ------------
Working capital..........................   $  5,346     $ 5,346     $ 2,099        $ 4,304
Total current assets.....................     12,899      12,899       7,140          9,038
Total assets.............................     68,672      68,672      63,140         74,616
Long-term debt and notes payable.........     88,096      67,825      61,965         69,650
Total stockholders' equity (deficit).....    (25,617)     (5,346)     (3,866)           232
Book value per common share:
     Basic and diluted...................   $ (15.09)    $ (1.88)    $ (1.36)       $  0.08


CONSOLIDATED STATEMENT
OF OPERATIONS DATA:
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                       Nine Months Ended                   Fiscal Year Ended
                                               ---------------------------------   ---------------------------------
                                                     Sept 29,          Sept 30,         December 30,       Dec 31,
                                                       2002              2001              2001              2000
                                               ---------------------   ---------   ---------------------   ---------
                                               Pro Forma    Actual      Actual     Pro Forma    Actual      Actual
                                               ---------   ---------   ---------   ---------   ---------   ---------
Revenues...........................           $   54,568  $   54,568  $   46,161  $   60,345  $   60,345   $  59,176
Income (loss) from operations......                2,465       2,465       1,337         268         268      (1,610)
Net loss...........................               (3,190)     (1,624)     (2,987)     (7,582)     (5,494)     (5,998)
Net loss applicable to
    common stockholders............               (3,286)     (1,720)     (3,021)     (7,648)     (5,560)     (5,998)

Basic and diluted loss per common share:
Net loss...........................           $    (1.89) $    (0.57) $    (1.05) $    (4.51) $    (1.94) $    (2.11)
Net loss applicable to
    common stockholders............                (1.94)      (0.61)      (1.07)      (4.54)      (1.96)      (2.11)

Weighted average shares used
    in calculation.................            1,689,425   2,841,175   2,834,474   1,682,724   2,834,474   2,836,965


OTHER DATA:

Ratio of earnings to

    fixed charges(1)...............                 ____        0.55        0.34        ____        0.08        0.15


_______________________, 2002           GLACIER WATER SERVICES, INC



--------
(1) On a pro forma basis, for the nine months ended September 29, 2002 and the fiscal year ended December 30, 2001, earnings were insufficient to cover fixed charges by $3,560,000 and $7,582,000, respectively.

                                                                      APPENDIX A


                INFORMATION REGARDING TRUST PREFERRED SECURITIES



                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        The Trust Preferred Securities were issued in January 1998 pursuant to the terms of the Trust Agreement. The Trust Agreement has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). Wilmington Trust Company is the Delaware Trustee and the Property Trustee. The Property Trustee is the independent trustee whose sole responsibility is to fulfill the trustee obligations specified in the Trust Indenture Act. Wilmington Trust Company acts as trustee for the purpose of fulfilling these obligations. The terms of the Trust Preferred Securities include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. As used herein, (i) the "INDENTURE" means the Junior Subordinated Indenture dated as of January 27, 1998, as amended and supplemented from time to time, between Glacier and Wilmington Trust Company, as Trustee (the "INDENTURE TRUSTEE"), under which the Junior Subordinated Debentures are issued, (ii) the "TRUST AGREEMENT" means the Trust Agreement relating to Water Trust I among Glacier, as depositor, Wilmington Trust Company, as Property Trustee (the "PROPERTY TRUSTEE"), Wilmington Trust Company, as Delaware Trustee (the "DELAWARE TRUSTEE"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "ISSUER TRUSTEES") and the holders, from time to time, of the Common and Preferred Trust Securities, (iii) the "GUARANTEE AGREEMENT" means the Guarantee Agreement relating to the Guarantee between Glacier and Wilmington Trust Company, as Guarantee Trustee, and (iv) the "EXPENSE AGREEMENT" means the Expense Agreement between Glacier and Water Trust I.

GENERAL

        Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of Water Trust l has issued the Trust Preferred Securities and Common Securities of Water Trust I (collectively, the "TRUST SECURITIES"). The Trust Preferred Securities represent preferred undivided beneficial interests in the assets of Water Trust I and the holders thereof are entitled to a preference over the Common Securities of Water Trust I (which will be held by Glacier) in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation, as well as other benefits as described in the Trust Agreement.

        The Trust Preferred Securities rank pari passu, and payments are made thereon pro rata, with the Common Securities of Water Trust I, except as described under "Subordination of Common Securities of Water Trust I Held by Glacier" below. Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by Glacier for the benefit of the holders of the Trust Preferred Securities (the "GUARANTEE") is a guarantee on a subordinated basis with respect to the Trust Preferred Securities but does not guarantee payment of Distributions or amounts payable on redemption or on liquidation of the Trust Preferred Securities if Water Trust I does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

        PAYMENT OF DISTRIBUTIONS. Distributions on the Trust Preferred Securities are payable at the annual rate of 9-1/16% of the stated Liquidation Amount of $25, payable monthly in arrears on the 15th day of each calendar month of each year to the holders of the Trust Preferred Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "DISTRIBUTION DATE"). The amount of each Distribution due with respect to the Trust Preferred Securities includes amounts accrued through the date the Distribution payment is due. Distributions on the Trust Preferred Securities are payable to the holders thereof as they appear on the register of Water Trust I on the relevant record date which is, so long as such securities remain in book-entry form, one Business Day (as defined below) prior to the relevant Distribution Date or, in the event that the Trust Preferred Securities are not then in book-entry form, the relevant record date will be the date 15 days prior to the relevant Distribution Date. Distributions will accumulate from the date of original issuance.

        The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. As used in this section, a "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of California are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

        The funds of Water Trust I available for distribution to holders of its Trust Preferred Securities are limited to payments by Glacier under the Junior Subordinated Debentures in which Water Trust I has invested the proceeds from the issuance and sale of its Trust Preferred Securities. See "Description of Junior Subordinated Debentures." If Glacier does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent Water Trust I has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by Glacier. See "Description of Guarantee."

        EXTENSION PERIOD. So long as no Debenture Event of Default has occurred and is continuing, Glacier has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 60 consecutive months with respect to each such period (each, an "EXTENSION PERIOD"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, monthly Distributions on the Trust Preferred Securities will be deferred by Water Trust I during any such Extension Period. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional amounts thereon at the rate per annum of 9-1/16% thereof compounded quarterly from the relevant Distribution Date, to the extent permitted under applicable law. The term "DISTRIBUTION," as used herein shall include any such additional accumulated amounts. During any such Extension Period, Glacier may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Glacier's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Glacier that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by Glacier of the debt securities of any subsidiary of Glacier if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Glacier's capital stock (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of Glacier's benefit plans for its directors, officers, employees or consultants) or (iii) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extension Period, Glacier may further extend such Extension Period. provided that such extension does not cause such Extension Period to exceed 60 consecutive months or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, Glacier may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that Glacier may elect to begin an Extension Period. Glacier has to date not exercised, and has no current intention of exercising, its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

        MANDATORY REDEMPTION. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "REDEMPTION DATE"), at the Redemption Price (as defined below). See "Description of Junior Subordinated Debentures--Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Securities on a pro rata basis. The amount of premium, if any, paid by Glacier upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the pro rata redemption of the Trust Securities.

        OPTIONAL REDEMPTION. Glacier will have the right to redeem the Junior Subordinated Debentures (i) on or after January 31, 2003, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Junior Subordinated Debentures--Redemption."

        TAX EVENT REDEMPTION, INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a Tax Event or an Investment Company Event shall occur and be continuing, Glacier has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price (as defined below) within 90 days following the occurrence of such Tax Event or Investment Company Event. If a Tax Event or an Investment Company Event has occurred and is continuing and Glacier does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate Water Trust I and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of Water Trust I as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

DEFINITIONS

        "ADDITIONAL SUMS" means the additional amounts as may be necessary to be paid by Glacier with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by Water Trust I on the outstanding Trust Securities of Water Trust I shall not be reduced as a result of any additional taxes, duties and other governmental charges to which Water Trust I has become subject as a result of a Tax Event.

        "LIKE AMOUNT" means (i) with respect to a redemption of Trust Securities, Trust

Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of Water Trust I, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

        "LIQUIDATION AMOUNT" means the stated amount of $25 per Trust Security.

        "REDEMPTION PRICE" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

        Subject to Glacier and Water Trust I having received an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of the Trust Preferred Securities, Glacier will have the right at any time to dissolve Water Trust I and, after satisfaction of the liabilities of creditors of Water Trust I as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of Water Trust I. After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Trust Preferred Securities,
(i) such Trust Preferred Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Preferred Securities that are not then held by the Depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

        There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of Water Trust I were to occur. Accordingly, the Trust Preferred Securities, or the Junior Subordinated Debentures that may be received on dissolution and liquidation of Water Trust I, may trade at a discount to the Liquidation Amount.

REDEMPTION PROCEDURES

        Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that Water Trust I has funds on hand available for the payment of such Redemption Price. See

"Subordination of Common Securities of Water Trust I Held by Glacier" and "Description of Guarantee."

        If Water Trust I gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, Eastern time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. If such Trust Preferred Securities are held in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the DTC funds sufficient to pay the aggregate Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then on the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of such Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by Water Trust I or by Glacier pursuant to the Guarantee, Distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by Water Trust I for such Trust Preferred Securities to the date such Redemption Price is actually paid. in which case the actual payment date will be the date lixed for redemption for purposes of calculating the Redemption Price. See "Description of Guarantee."

        Subject to applicable law (including, without limitation. United States federal securities law), and further provided that Glacier is not then exercising its right to defer interest payments on the Junior Subordinated Debentures, Glacier may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

        Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Trust Preferred Securities on the relevant record date, which date shall be, so long as such securities remain in book-entry form, one Business Day prior to the Redemption Date or Liquidation Date, as applicable. In the case of a liquidation, the record date shall be no more than 45 days before the Liquidation Date. In the event that the Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be the date 15 days prior to the relevant Redemption Date or Liquidation Date, as applicable.

        If less than all of the Trust Securities issued by Water Trust I are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and Common Securities based on the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at such holder's registered address. Unless Water Trust I defaults in payment of the applicable Redemption Price, on and after the Redemption Date, Distributions will cease to accrue on Trust Preferred Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES OF WATER TRUST I HELD BY GLACIER

        Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

        In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, Glacier as holder of the Common Securities, will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of Glacier as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

        Glacier will have the right at any time to dissolve Water Trust I and, after satisfaction of liabilities to creditors of Water Trust I as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. See "'Distribution of Junior Subordinated Debentures" above. Glacier might exercise its right to dissolve Water Trust I under circumstances where a Tax Event, Investment Company Event or other undesirable event could be avoided simply by dissolving Water Trust I and causing the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities.

        In addition, pursuant to the Trust Agreement, Water Trust I shall automatically dissolve upon expiration of its term and shall earlier dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of Glacier; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if Glacier, as Depositor, has delivered written direction to the Property Trustee to dissolve Water Trust I (which direction is optional and, except an described above, wholly within the discretion of Glacier, as Depositor); (iii) redemption of all of the Trust Preferred Securities as described under "Redemption--Mandatory Redemption;" and (iv) the entry of an order for the dissolution of Water Trust I by a court of competent jurisdiction.

        If an early dissolution occurs as described in clause (i), (ii) or (iv) above, Water Trust I shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of Water Trust I as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of Water Trust I available for distribution to holders, after satisfaction of liabilities to creditors of Water Trust I as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "LIQUIDATION DISTRIBUTION"). If such Liquidation Distribution can be paid only in part because Water Trust I has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Water Trust I on the Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation on a pro rata basis with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities.

        Under current United States federal income tax law and interpretations, and assuming that Water Trust I is treated an a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Trust Preferred Securities. Should there be a change in law, a change in distribution, a Tax Event or other circumstances, however, the distribution could be a taxable event to Water Trust I and to holders of the Trust Preferred Securities. See "Certain Federal Income Tax and ERISA Considerations." If Glacier elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate Water Trust I and distribute the Junior Subordinated Debentures to holders of the Trust Preferred Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

        If Glacier elects to dissolve Water Trust I and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of Water Trust I, Glacier shall continue to have the right to shorten the Stated Maturity of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--General."

EVENTS OF DEFAULT; NOTICE

        Any one of the following events that has occurred and is continuing constitutes an Event of Default under the Trust Agreement (an "EVENT OF DEFAULT") with respect to the Trust Preferred Securities whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

               (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

               (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

               (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Property Trustee by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

               (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by Glacier to appoint a successor Property Trustee within 60 days thereof.

        Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and Glacier, as Depositor, unless such Event of Default shall have been cured or waived. Glacier, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

        If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities upon a termination of Water Trust I as described above. See "Liquidation Distribution upon Dissolution." Upon a Debenture Event of Default (other than with respect to certain events in bankruptcy, insolvency or reorganization), unless the principal of all the Junior Subordinated Debentures has already became due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to Glacier (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

        If a Debenture Event of Default with respect to certain events in bankruptcy, insolvency or reorganization occurs, the Junior Subordinated Debentures shall automatically, and without any declaration or other action on the part of the Property Trustee or the holders of the Junior Subordinated Debentures, become immediately due and payable. In such event, payment of principal and interest on the Junior Subordinated Debentures will also remain subordinated to the extent provided in the Indenture.

REMOVAL OF TRUSTEES

        Unless a Debenture Event of Default has occurred and is continuing, any of the Property Trustee, the Depositary Trustee or the Administrative Trustees may be removed at any time by the holder of the Common Securities. For example, the holder of the Common Securities may seek to remove such trustees upon substandard performance or non-performance of their duties or upon a significant increase in a trustee's fee. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee also may be removed by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in Glacier as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

        Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust Property may at the time be located, Glacier, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

        Any Person (as defined in the Trust Agreement) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee (that is not a natural person) may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF WATER TRUST I

        Water Trust I may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as described in "Liquidation Distribution Upon Dissolution." Water Trust I may, at the request of Glacier, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of Water Trust I with respect to the Trust Preferred Securities or
(b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "SUCCESSOR SECURITIES") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Glacier expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange, national stock market or other organization on which the Trust Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, conveyance, transfer or lease does not cause the Trust Preferred Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings to the Trust Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of Water Trust I,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, Glacier has received an opinion from independent counsel to Water Trust I experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Water Trust I nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) Glacier or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Water Trust I shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or loan its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or loan would cause Water Trust I or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

        Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

        The Trust Agreement may be amended from time to time by Glacier, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that Water Trust I will be classified for United States federal income tax purposes an a grantor trust at all times that any Trust Securities are outstanding or to ensure that Water Trust I will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust

Securities. The Trust Agreement may be amended by the Issuer Trustees and Glacier with (i) the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect Water Trust I's status as a grantor trust for United States federal income tax purposes or Water Trust I's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

        So long an any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee shall notify each holder of the Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not cause Water Trust I to fail to be classified as a grantor trust for United States federal income tax purposes.

        Any required approval of holders of the Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Trust Preferred Securities in the manner set forth in the Trust Agreement.

        No vote or consent of the holders of the Trust Preferred Securities will be required for Water Trust I to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

        Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by Glacier, the Trustees or any affiliate of Glacier or any Trustees, shall, for purposes of such vote or consent, be treated an if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES

        The Trust Preferred Securities are represented by one or more global certificates registered in the name of DTC or its nominee ("GLOBAL TRUST PREFERRED SECURITY"). Beneficial interests in the Trust Preferred Securities are shown on, and transfers thereof are effected only through, records maintained by participants in DTC. Except as described below, Trust Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

        A global security shall be exchangeable for Trust Preferred Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Glacier that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) Glacier in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in such global security.

        Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of such successor.

        Payments on Trust Preferred Securities represented by a global security will be made to DTC, as the depositary for the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Trust Preferred Securities are issued in certificated form, the record dates for payment of Distributions will be the first day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

        Upon the issuance of a Global Trust Preferred Security, and the deposit of such Global Trust Preferred Security with or on behalf of DTC, DTC or its nominee credits, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Security to the accounts of Participants. Such accounts are designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security are limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Trust Preferred Security are shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

        So long as DTC, or its nominee, is the registered owner of such Global Trust Preferred Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners of beneficial interests in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

        None of Glacier, the Property Trustee, any Paying Agent or the Securities Registrar (defined below) for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Glacier expects that DTC or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of DTC or its nominee. Glacier also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

        If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Glacier within 90 days, Water Trust I will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In addition, Water Trust I may at any time and in its sole discretion, subject to any limitations described herein relating to such Trust Preferred Securities, determine not to have any Trust Preferred Securities represented by one or more Global Trust Preferred Securities and, in such event, will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security or Securities representing the Trust Preferred Securities. Further, if Water Trust I so specifies with respect to the Trust Preferred Securities, an owner of a beneficial interest in a Global Trust Preferred Security representing Trust Preferred Securities may, on terms acceptable to Glacier, the Property Trustee and DTC, receive individual Trust Preferred Securities in exchange for such beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Trust Preferred Security will be entitled to physical delivery of individual Trust Preferred Securities represented by such Global Trust Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Trust Preferred Securities registered in its name. Individual Trust Preferred Securities so issued will be issued in denominations, unless otherwise specified by Water Trust I, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENT

        Payments in respect of the Trust Preferred Securities are made to DTC, which credits the relevant accounts at DTC on the applicable Distribution Dates or, if any of the Trust Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "PAYING AGENT") is the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and Glacier. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and Glacier. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and Glacier) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

        The Property Trustee acts as registrar and transfer agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities are effected without charge by or on behalf of Water Trust I, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Water Trust I will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after the Trust Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

        The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action or to construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Glacier and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

        The Administrative Trustees are authorized and directed to conduct the affairs of and to operate Water Trust I in such a way that Water Trust I will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of Glacier for United States federal income tax purposes. In this connection, Glacier and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Water Trust I or the Trust Agreement, that Glacier and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, so long as such action does not materially adversely affect the interests of the holders of the Trust Preferred Securities. Holders of the Trust Preferred Securities have no preemptive or similar rights.

        Water Trust I may not borrow money, issue debt or mortgage or pledge any of its assets.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

        Water Trust I has invested the proceeds of its sale of $85 million of Trust Preferred Securities, together with the consideration paid by Glacier for the Common Securities, in Junior Subordinated Debentures issued by Glacier. The Junior Subordinated Debentures were issued as unsecured debt under the Junior Subordinated Indenture, dated as of January 27, 1998 (the "INDENTURE"), between Glacier and the Indenture Trustee. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

        The Junior Subordinated Debentures bear interest at the annual rate of 9-1/16% of the principal amount thereof, payable monthly in arrears on the 15th day of each calendar month of each year (each, an "INTEREST PAYMENT DATE"), to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which such payment is made. Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are registered in book-entry only form or (ii) the Junior Subordinated Debentures are represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the Business Day next preceding such Interest Payment Date. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of Water Trust I, each Junior Subordinated Debenture will be held in the name of the Property Trustee, in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9-1/16% thereof. The term "INTEREST" as used herein shall include monthly interest payments, interest on monthly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

        The Junior Subordinated Debentures will mature on January 31, 2028 (such date, as it may be shortened as hereinafter described, the "STATED MATURITY"). Such date may be shortened at any time by Glacier to any date not earlier than January 31, 2003. Glacier might exercise its right to shorten the maturity of the Junior Subordinated Debentures under circumstances where a Tax Event, Investment Company Event or other undesirable event could be avoided simply by shortening the maturity of the Junior Subordinated Debentures. In the event that Glacier elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening to the holders of the Junior Subordinated Debentures no less than 60 days prior to the effectiveness thereof.

        The Junior Subordinated Debentures are unsecured and and rank junior and subordinate in right of payment to all Senior Debt and Subordinated Debt of Glacier. Because Glacier is a holding company, the right of Glacier to participate in any distribution of assets of any subsidiaries, including GW Services, Inc., through which substantially all of Glacier's operations are conducted, upon any such subsidiaries' liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that Glacier may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of GW Services, Inc. and any other subsidiaries of Glacier, and holders of Junior Subordinated Debentures should look only to the assets of Glacier for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of Glacier, including Senior Debt and Subordinated Debt, whether under the Indenture or any existing or other indenture that Glacier may enter into in the future or otherwise. See "Subordination."

OPTION TO DEFER INTEREST PAYMENT PERIOD

        So long as no Debenture Event of Default has occurred and is continuing, Glacier has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 60 consecutive months (each such period an "EXTENSION PERIOD"), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, Glacier must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9-1/16%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. Neither the default by Glacier on any Senior Debt and Subordinated Debt, nor a default with respect to Senior Debt and Subordinated Debt resulting in acceleration of the maturity thereof, constitutes a Debenture Event of Default. See "Debenture Events of Default."

        During any such Extension Period, Glacier may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Glacier's capital stock (which includes common and preferred stock), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Glacier (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures,
(iii) make any guarantee payments with respect to any guarantee by Glacier of the debt securities of any subsidiary of Glacier if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of Glacier (which includes common and preferred stock), (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of Glacier's benefit plans for its directors, officers or employees), or (iv) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities. Prior to the termination of any such Extension Period, Glacier may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 60 consecutive months or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, Glacier may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. Glacier must give notice to the Property Trustee, the Administrative Trustees and the Indenture Trustee of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin or extend such Extension Period,
(ii) the date the Administrative Trustees are required to give notice to the Amex, the New York Stock Exchange, The NASDAQ Stock

Market or any applicable stock exchange or automated quotation system on which the Trust Preferred Securities are then listed or quoted or to the holders of the Trust Preferred Securities on the record date or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of Glacier's election to begin or extend a new Extension Period to the holders of the Trust Preferred Securities. There is no limitation on the number of times that Glacier may elect to begin an Extension Period.

        Distributions on the Trust Preferred Securities will be deferred by Water Trust I during any such Extension Period. See "Description of the Trust Preferred Securities--Distributions."

ADDITIONAL SUMS

        If Water Trust I is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, Glacier will pay as additional amounts on the Junior Subordinated Debentures such amounts ("ADDITIONAL SUMS") as shall be required so that the Distributions payable by Water Trust I shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

        The Junior Subordinated Debentures are redeemable prior to maturity at the option of Glacier (i) on or after January 31, 2003, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), within 90 days following the occurrence of a Tax Event or an Investment Company Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless Glacier defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

        The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

        As described under "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution," under certain circumstances involving the dissolution of Water Trust I, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of Water Trust I after satisfaction of liabilities to creditors of Water Trust I as provided by applicable law. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of Water Trust I, Glacier will use its best efforts to list the Junior Subordinated Debentures on the AMEX or such other stock exchanges or automated quotation system, if any, on which the Trust Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

        If at any time (i) there shall have occurred a Debenture Event of Default, (ii) Glacier shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, or (iii) while the Junior Subordinated Debentures are held by Water Trust I, Glacier shall be in default with respect to its payment of any obligation under the Guarantee, then Glacier will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Glacier's capital stock, (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Glacier (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by Glacier of the debt securities of any subsidiary of Glacier if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of Glacier, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to issuance of common stock or rights under any of Glacier' s benefit plans for its directors, officers, employees or consultants) or (3) redeem, purchase or acquire less than all of the Junior Subordinated Debentures or any of the Trust Preferred Securities.

SUBORDINATION

        In the Indenture, Glacier has covenanted and agreed that the Junior Subordinated Debentures issued thereunder are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Glacier, the holders of Senior Debt and Subordinated Debt will first be entitled to receive payment in full of all Allocable Amounts (as defined below) on such Senior Debt and Subordinated Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

        In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

        No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt and Subordinated Debt or an event of default with respect to any Senior Debt and Subordinated Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

        "ALLOCABLE AMOUNTS," when used with respect to any Senior Debt and Subordinated Debt, means all amounts due or to become due on such Senior Debt and Subordinated Debt less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Debt and Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior Debt and Subordinated Debt from Glacier or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Debt and Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Debt and Subordinated Debt or otherwise) but for the fact that such Senior Debt and Subordinated Debt is subordinated or junior in right of payment to (or subject to a requirement that amounts received on such Senior Debt and Subordinated Debt be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

        "DEBT" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) all indebtedness of such person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

        "SENIOR DEBT AND SUBORDINATED DEBT" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Glacier whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of Glacier whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same in outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt and Subordinated Debt shall not be deemed to include (i) any Debt of Glacier which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to Glacier, (ii) any Debt of Glacier to any of its subsidiaries, (iii) Debt to any employee of Glacier, and (iv) any other debt securities issued pursuant to the Indenture.

        The Indenture places no limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by Glacier. At September 30, 2002, Glacier had $5,860,000 of Senior Debt and Subordinated Debt outstanding. Glacier expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

        The Junior Subordinated Debentures are represented by global certificates registered in the name of DTC or its nominee (the "GLOBAL SUBORDINATED DEBENTURES"). Beneficial interests in the Junior Subordinated Debentures are shown on, and transfers thereof will be effected only through, records maintained by DTC. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

        Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, it may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to another nominee of DTC or DTC or by DTC or any nominee to a successor depositary or any nominee of such successor.

        A global security shall be exchanged for Junior Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Glacier that it is unwilling or unable to continue as depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) Glacier in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default with respect to such global security. Any global security that is exchanged pursuant to the preceding sentence shall be exchangeable for definitive, certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof.

        Payments on Junior Subordinated Debentures represented by a global security are made to DTC, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated

Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Indenture Trustee, or at the offices of any paying agent or transfer agent appointed by Glacier, provided that payment of interest may be made at the option of Glacier by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the first day of the month in which such payment is to be made. For a description of DTC and the terms of the depositary' arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

        Glacier has appointed the Indenture Trustee as securities registrar under the Indenture (the "SECURITIES REGISTRAR"). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. Glacier may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. Glacier may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

        In the event of any redemption, neither Glacier not the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL SUBORDINATED DEBENTURES

        Upon the issuance of the Global Subordinated Debenture and the deposit of such Global Subordinated Debenture with or on behalf of DTC, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture to the accounts of persons that have accounts with DTC ("PARTICIPANTS"). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in the Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

        So long as DTC, or its nominee, is the registered owner of a Global Subordinated Debenture, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by the Global Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by the Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing such Junior Subordinated Debentures. None of Glacier, the Indenture Trustee, any Paying Agent or the Securities Registrar for such Junior Subordinate Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Glacier expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of DTC or its nominee. Glacier also expects that payments by Participants to owners of beneficial interests in the Global Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

        If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Glacier within 90 days, Glacier will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, Glacier may, at any time and in its sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if Glacier so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to Glacier, the Indenture Trustee and DTC, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by Glacier, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

        Payment of principal of (and premium, if any) and any interest on the Junior Subordinated Debentures are made at the office of the Indenture Trustee, except that at the option of Glacier payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on a Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. Glacier may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, Glacier will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures. Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by Glacier in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of Glacier, be repaid to Glacier, and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to Glacier for payment thereof.

MODIFICATION OF INDENTURE

        From time to time Glacier and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting Glacier and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture, (i) change the Stated Maturity of the Junior Subordinated Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture. provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied. Where a consent under the Indenture would require the consent of each holder of Junior Subordinated

Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Trust Preferred Securities. In addition, Glacier and the Indenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

        The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "DEBENTURE EVENT OF DEFAULT," with respect to the Junior Subordinated Debentures:

        (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal on the Junior Subordinated Debentures when due, whether at maturity, upon redemption by declaration or otherwise; or

        (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to Glacier from the Indenture Trustee or to Glacier and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

        (iv) certain events in bankruptcy, insolvency or reorganization of Glacier.

        The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. If the Indenture Trustee or such holders of the Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

        The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

        In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

        Glacier is required to file annually with the Indenture Trustee a certificate as to whether or not Glacier is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

        If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of Glacier to pay interest on or principal of the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Trust Preferred Securities may institute a legal proceeding directly against Glacier for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (a "DIRECT ACTION"). Glacier may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities outstanding. If the right to bring a Direct Action is removed, Water Trust I may become subject to reporting obligations under the Securities Exchange Act. Glacier shall have the right under the Indenture to set-off any payment made to such holder of Trust Preferred Securities by Glacier in connection with a Direct Action.

        The holders of the Trust Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

        The Indenture provides that Glacier shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into Glacier or convey, transfer or lease its properties and assets substantially as an entirety to Glacier, unless (i) in case Glacier consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes Glacier's obligations on the Junior Subordinated Debentures issued under the Indenture;

(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions an prescribed in the Indenture are met.

        The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other similar transaction involving Glacier that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

        The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and Glacier deposits or causes to be deposited with the Indenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to Glacier's obligations to pay all other sums due pursuant to the Indenture and to provide the officers, certificates and opinions of counsel described therein), and Glacier will be deemed to have satisfied and discharged the Indenture.

COVENANTS OF GLACIER

        Glacier will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) Water Trust I in the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of Water Trust I has occurred and is continuing and (iii) Glacier has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of the Trust Preferred Securities--Redemption") in respect of the Trust Preferred Securities, Glacier will pay to Water Trust I such Additional Sums. Glacier will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of Water Trust I, provided that certain successors which are permitted pursuant to the Indenture may succeed to Glacier's ownership of the Common Securities, (ii) not to voluntarily dissolve, wind up or liquidate Water Trust I, except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of Water Trust I or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause Water Trust I to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

GOVERNING LAW

        The Indenture and the Junior Subordinated Debentures are governed by and construed in accordance with the laws of the State of California, except that the immunities and standard of care of the Indenture Trustee are governed by Delaware law.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

        The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                               BOOK-ENTRY ISSUANCE

        DTC acts as securities depositary for all of the Trust Preferred Securities and the Junior Subordinated Debentures. The Trust Preferred Securities and the Junior Subordinated Debentures are issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with DTC.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "DIRECT PARTICIPANTS" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and its Participants are on file with the SEC.

        Purchases of Trust Preferred Securities or Junior Subordinated Debentures within the system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on DTC 's records. The ownership interest of each actual purchaser of each Trust Preferred Security and each Junior Subordinated

Debenture ("BENEFICIAL OWNER") will be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Junior Subordinated Debentures is discontinued.

        DTC has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts the Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

        Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Debentures, as applicable, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "OMNIBUS PROXY") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of the Participants and not of DTC, the relevant Trustee, Water Trust I or Glacier, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and Glacier. In the event that a successor securities depositary, is not obtained, definitive Trust Preferred Securities or Junior Subordinated Debenture certificates representing the Trust Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. Glacier, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default. the holders of a majority in liquidation preference of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Water Trust I and Glacier believe to be accurate, but Water Trust I and Glacier assume no responsibility for the accuracy thereof. Neither Water Trust I nor Glacier has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                            DESCRIPTION OF GUARANTEE

        The Guarantee Agreement was executed and delivered by Glacier concurrently with the issuance of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. Wilmington Trust Company acts as Guarantee Trustee under the Guarantee Agreement for the purposes of compliance with the Trust Indenture Act, and the Guarantee is qualified as an Indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definition therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

        The Guarantee is an irrevocable guarantee on a subordinated basis of Water Trust I's obligations under the Trust Preferred Securities, but applies only to the extent that Water Trust I has funds sufficient to make such payments, and is not a guarantee of collection.

        Glacier has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that Water Trust I may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of Water Trust I (the "GUARANTEE PAYMENTS"), are subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that Water Trust I has funds on hand available therefor at such time, (ii) the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that Water Trust I has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of Water Trust I (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of Water Trust I remaining available for distribution to holders of Trust Preferred Securities after satisfaction of liabilities to creditors of Water Trust I as required by law. Glacier's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Glacier to the holders of the Trust Preferred Securities or by causing Water Trust I to pay such amounts to such holders.

        If Glacier does not make interest payments on the Junior Subordinated Debentures held by Water Trust I, Water Trust I will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of Glacier. See "Status of the Guarantee." Because Glacier is a holding company, the right of Glacier to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent Glacier may itself be recognized as a creditor of that subsidiary. Accordingly, Glacier's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of Glacier's subsidiaries, and claimants should look only to the assets of Glacier for payments thereunder. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Glacier, including Senior Debt and Subordinated Debt, whether under the Indenture, any other indenture that Glacier may enter into in the future, or otherwise.

        Glacier has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of Water Trust I's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Water Trust I's obligations under the Trust Preferred Securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

        The Guarantee constitutes an unsecured obligation of Glacier and will rank subordinate and junior in right of payment to all Senior Debt and Subordinated Debt in the same manner as the Junior Subordinated Debentures.

        The Guarantee constitutes a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against Glacier to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Water Trust I or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt and Subordinated Debt that may be incurred by Glacier. Glacier expects from time to time to incur additional indebtedness constituting Senior Debt and Subordinated Debt.

AMENDMENTS AND ASSIGNMENT

        Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Preferred Securities. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of Glacier and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

EVENTS OF DEFAULT

        An event of default under the Guarantee Agreement will occur upon the failure of Glacier to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Trust Preferred Securities may institute a legal proceeding directly against Glacier to enforce its rights under the Guarantee without first instituting a legal proceeding against Water Trust I, the Guarantee Trustee or any other person or entity.

        Glacier, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Glacier is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

        The Guarantee Trustee, other than during the occurrence and continuance of a default by

Glacier in performance of the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

        The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of Water Trust I or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

GOVERNING LAW

        The Guarantee Agreement is governed by the laws of the State of California.

                                EXPENSE AGREEMENT

        Pursuant to the Expense Agreement entered into by Glacier under the Trust Agreement, Glacier has irrevocably and unconditionally guaranteed to each person or entity to whom Water Trust I becomes indebted or liable the full payment of any costs, expenses or liabilities of Water Trust I (including, without limitation, expenses relating to the offering of the Trust Securities and any expenses the Property Trustee may incur relating to the enforcement of the rights of the holders of the Trust Preferred Securities or the Junior Subordinated Debentures pursuant to the Trust Agreement and the Indenture, respectively) other than obligations of Water Trust I to pay to the holders of the Trust Preferred Securities or other similar interests in Water Trust I the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be. The Expense Agreement may be enforced against Glacier by any person or entity to whom Water Trust I is or becomes indebted or liable.

                     RELATIONSHIP AMONG THE TRUST PREFERRED
                       SECURITIES, THE JUNIOR SUBORDINATED
                          DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

        Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent Water Trust I has funds available for the payment of such Distributions) are irrevocably guaranteed by Glacier as and to the extent set forth under "Description of Guarantee." Taken together, Glacier's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, the Guarantee Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of Water Trust I's obligations under the Trust Preferred Securities. If and to the extent that Glacier does not make payments on the Junior Subordinated Debentures, Water Trust I will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when Water Trust I does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against Glacier for enforcement of payment of such Distributions to such holder. The obligations of Glacier under the Guarantee are subordinate and junior in right of payment to all Senior Debt and Subordinated Debt of Glacier.

SUFFICIENCY OF PAYMENTS

        So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Preferred Securities; (iii) Glacier shall pay for all and any costs, expenses and liabilities of Water Trust I except Water Trust I's obligations to holders of Trust Preferred Securities; and (iv) the Trust Agreement further provides that Water Trust I will not engage in any activity that is not consistent with its limited purposes.

        Notwithstanding anything to the contrary in the Indenture, Glacier has the right to set-off any payment it is otherwise required to make thereunder with and to the extent Glacier has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE TRUST PREFERRED SECURITIES UNDER THE GUARANTEE

        A holder of any the Trust Preferred Securities may institute a legal proceeding directly against Glacier to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, Water Trust I or any other person or entity.

        A default or event of default under any Senior Debt and Subordinated Debt would not constitute a default or Event of Default, with respect to the Trust Preferred Securities or the Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Debt and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated

Debentures until such Senior Debt and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF WATER TRUST I

        The Trust Preferred Securities evidence a beneficial interest in Water Trust I, and Water Trust I exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of the Trust Preferred Securities and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from Glacier the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Trust Preferred Securities is entitled to receive Distributions from Water Trust I (or from Glacier under the Guarantee) if and to the extent Water Trust I has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

        Upon any voluntary or involuntary dissolution, winding-up or liquidation of Water Trust I involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of Water Trust I as provided by applicable taw, the holders of Trust Preferred Securities will be entitled to receive, out of assets held by Water Trust l, the Liquidation Distribution in cash. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Glacier, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of Glacier, subordinated in right of payment to all Senior Debt and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of Glacier receive payments or distributions. Since Glacier is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of Water Trust I (other than Water Trust I's obligations to the holders of its Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of Glacier in the event of liquidation or bankruptcy of Glacier are substantially the same.

                                                                      APPENDIX B


                   INFORMATION REGARDING GLACIER'S DIRECTORS,
                  EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDER

DIRECTORS AND EXECUTIVE OFFICERS OF GLACIER

          The name, business address, position with Glacier, principal occupation, and five-year employment history of each of the directors and executive officers of Glacier are set forth in the table below. Each of the directors and executive officers of Glacier is a United States citizen. Unless otherwise indicated below, the business address of each of said persons is c/o Glacier Water Services, Inc., 2651 La Mirada Drive, Suite 100, Vista, California 92803. During the last five years, none of Glacier or, to the best knowledge of Glacier, any of the persons listed below, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the last five years, none of Glacier or, to the best knowledge of Glacier, any of the persons listed below, was a party to any civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                          PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                      FIVE-YEAR EMPLOYMENT HISTORY
----                      --------------------------------------
William A. Armstrong      Mr. Armstrong has been a director of Glacier since
                          January 2002. Mr. Armstrong retired earlier this year
                          from his position as Vice-President, Administration
                          for McKesson Corporation, a health care services and
                          technology company, where he served in various
                          positions since 1972. He is a director of the YMCA of
                          San Francisco and a Business Volunteer for the Arts
                          and the American Conservatory Theater. His address is
                          4035 Natasha Drive, Lafayette, California 94549.

William G. Bell           Mr. Bell has been a director of Glacier since January
                          2002. Mr. Bell serves on the Board of Directors of
                          Aqua Filter Fresh, Inc., Alpine Spring Water Company,
                          Tyler Mountain Water Company, Wissahickon Spring Water
                          Company, Reid Plastic Holdings and Consolidated
                          Container Company, and was past Chairman of the
                          International Bottled Water Association. Additionally,
                          he serves as the President of Tyler Mountain Water
                          Company, a bottled water company. Previously, Mr. Bell
                          held various management positions at Polar Water
                          Company, including General Manager and Northern Region
                          Director before his departure in 1980 to found Aqua
                          Filter Fresh, Inc. His business address is c/o Tyler
                          Mountain Water Company, One Commerce Drive,
                          Pittsburgh, Pennsylvania 15239.

Luz Gonzales              Ms. Gonzales joined Glacier in February 1995 as Vice
                          President of Human Resources. From 1981 to February
                          1995, Ms. Gonzales was Corporate Director of Human
                          Resources for Southwest Water Company, a water utility
                          and water waste management company. Prior thereto, Ms.
                          Gonzales served at American Isuzu Motors, an
                          automotive manufacturer, as Human Resources Manager.

Richard A. Kayne          Mr. Kayne has been a director of Glacier since March
                          1995. Mr. Kayne served as Chairman of the Board from
                          September 1999 to June 2001. Mr. Kayne and John E.
                          Anderson founded Kayne Anderson Investment Management,
                          Inc. ("KAIM") in 1984. Mr. Kayne currently serves as
                          President, Chief Executive Officer and director of
                          KAIM, the general partner of Kayne Anderson Capital
                          Advisors, L.P. ("KACA"), an investment management
                          firm, and its broker-dealer affiliate, KA Associates,
                          Inc. ("KA"). He is also Co-Chair of the Management
                          Committee of Kayne Anderson Rudnick Investment
                          Management, LLC ("KARIM"), an investment management
                          firm. Mr. Kayne is a director of FAO, Inc., formerly
                          known as The Right Start, Inc., a retailer of products
                          for infants and children. His business address is c/o
                          Kayne Anderson Investment Management, Inc., 1800
                          Avenue of the Stars, Second Floor, Los Angeles,
                          California 90067.

Brian H. McInerney        Mr. McInerney joined Glacier in May 2001 as the
                          President and Chief Executive Officer. Prior to
                          joining Glacier, Mr. McInerney was the Vice President,
                          Worldwide Autolite Products for Honeywell
                          International (AlliedSignal), a manufacturing company.
                          Mr. McInerney joined AlliedSignal in 1997 and served
                          in various marketing management positions. The
                          business address of Honeywell International
                          (AlliedSignal) is 101 Columbia Rd., Morristown, New
                          Jersey 07962. Mr. McInerney began his marketing career
                          at Nabisco, a diversified food company. Prior thereto,
                          he served at KPMG, an accounting firm, as a financial
                          auditor. Mr. McInerney holds a bachelors degree in
                          Finance from Lehigh University and an MBA from the
                          Columbia Business School.

Steven L. Murphy          Mr. Murphy joined Glacier in October 2000 as Senior
                          Vice President and Chief Operating Officer. From 1998
                          to 2000, Mr. Murphy served as Vice President, Finance
                          and Chief Financial Officer of World Wide Parts and
                          Accessories Company (WORLDPAC), a major importer and
                          distributor of replacement parts for imported cars and
                          light trucks to the specialist repair industry. From
                          1977 to 1998, Mr. Murphy served in various roles for
                          WORLDPAC, including Vice President of Operations and
                          Vice President, General Manager. The business

                          address of WORLDPAC is 37137 Hickory Street, Newark,
                          California 94560-5522.

Brian T. Nakagawa         Mr. Nakagawa has served as Vice President, Technology
                          and Information Systems of Glacier since February
                          1996, after joining Glacier as Director of Technology
                          and Information Systems in June 1995. Prior to joining
                          Glacier, Mr. Nakagawa was the owner of New Frontier
                          Technologies, an information system consulting
                          company.

Peter H. Neuwirth         Mr. Neuwirth has been a director of Glacier since
                          January 2000 and has served as Vice-Chairman of the
                          Board since October 2000. Mr. Neuwirth currently
                          serves as President and Chairman of the Board of
                          Advanced Engine Management, Inc., a manufacturer of
                          high-performance automotive systems, and has held that
                          position since 1997. Mr. Neuwirth served as President
                          of Imported Parts and Accessories Company, Inc., a
                          major importer and distributor of replacement parts
                          for imported cars and light trucks to the specialist
                          repair industry, from 1979 to 1995. Mr. Neuwirth
                          currently serves on the Board of Directors of American
                          Rebuilders, Inc. His business address is c/o Advanced
                          Engine Management, Inc., 474 Cuesta Way, Los Angeles,
                          California 90077.

Charles A. Norris         Mr. Norris has served as Chairman of the Board of
                          Glacier since June 2001. Mr. Norris is the Chairman of
                          the Board of Day Runner, Inc., a personal organizer
                          and planner company. Mr. Norris is the retired
                          President of McKesson Water Products Company ("MWPC"),
                          a bottled water company, where he served as President
                          from 1990 until he retired in October 2000. The
                          business address of MWPC is McKesson Corporation, One
                          Post Street, Suite 37, San Francisco, California
                          94104. Glacier acquired Aqua-Vend, a division of MWPC,
                          in 1997. Mr. Norris is a past Chairman of the
                          International Bottled Water Association.

Scott H. Shlecter         Mr. Shlecter has been a director of Glacier since June
                          1997. Mr. Shlecter currently serves as a Portfolio
                          Analyst for KACA. Mr. Shlecter served as Chief
                          Executive Officer of Jewelry.com, an internet
                          retailer, from September 1999 to August 2000. The
                          business address of Jewelry.com is 5250 East Imperial
                          Highway, El Segundo, California 90245. Mr. Shlecter is
                          the President Emeritus and a founder of the North
                          American practice of L.E.K. Consulting, an
                          international business consulting firm. Mr. Shlecter
                          has served as President Emeritus at L.E.K. Consulting
                          since January 1999. Mr. Shlecter served as President
                          of L.E.K. Consulting from 1989 to January 1, 1999. The
                          business address of L.E.K. Consulting is 1100 Glendon
                          Avenue, 21st Floor, Los Angeles, California 90024. His

                          current business address is c/o Kayne Anderson
                          Investment Management, Inc., 1800 Avenue of the Stars,
                          Second Floor, Los Angeles, California 90067.

Robert V. Sinnott         Mr. Sinnott has been a director of Glacier since April
                          1993. Mr. Sinnott currently serves as a Senior Vice
                          President of KAIM and as a partner of KACA, and has
                          served in such capacities since 1992. Mr. Sinnott is
                          also a Director of Plains Resources, Inc., an oil and
                          gas exploration and production company, and Plains All
                          American Pipeline L.P., an oil and gas transportation
                          and storage company. His business address is c/o Kayne
                          Anderson Investment Management, Inc., 1800 Avenue of
                          the Stars, Second Floor, Los Angeles, California
                          90067.

Kenneth W. Sumner, Sr.    Mr. Sumner joined Glacier in February 2002 as Vice
                          President, Sales when Glacier acquired the assets of
                          Pure Fill Corporation. Mr. Sumner was the President of
                          Pure Fill Corporation from February 1999 through
                          February 2002. The business address for Pure Fill
                          Corporation is 1344 Magnolia Avenue, Modesto,
                          California 95350. From December 1997 to February 1999,
                          Mr. Sumner was General Manager of National Water
                          Services, a subsidiary of Pure Fill Corporation. From
                          1985 through 1996, Mr. Sumner held various positions
                          with Coca-Cola bottling plants in Kentucky and
                          Virginia.

W. David Walters          Mr. Walters has served as Senior Vice President, Chief
                          Financial Officer and Secretary since January 2000.
                          Mr. Walters joined Glacier in January 1999 as Chief
                          Financial Officer, Vice President-Finance and
                          Secretary. From 1997 to 1999, Mr. Walters was the Vice
                          President Finance and Controller for the Penn Traffic
                          Company, a grocery supermarket retailer. The address
                          of Penn Traffic Company is 1200 State Fair Blvd.,
                          Syracuse, New York 13221. From 1996 to 1997, Mr.
                          Walters was the Vice President, Controller for
                          Bruno's, Inc., a grocery supermarket retailer. From
                          1992 to 1996, Mr. Walters was the Chief Financial
                          Officer for ABCO Markets, Inc., a grocery supermarket
                          retailer.

KAYNE ANDERSON INVESTMENT MANAGEMENT, INC.

KAIM is a controlling person of Glacier for purposes of the Securities Exchange Act. The principal business address of KAIM, which also serves as its principal office, is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067, and its telephone number is 310-556-2721. KAIM is a Nevada corporation, the principal business of which is serving as the general partner of KACA.

DIRECTORS AND EXECUTIVE OFFICERS OF KAIM

The name, business address, position with KAIM, principal occupation and five-year employment history of each of the directors and executive officers of KAIM are set forth in the table below. Each of the directors and executive officers of KAIM is a United States citizen. Unless otherwise indicated below, each of said persons' business address is c/o Kayne Anderson Investment Management, Inc., 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. During the last five years, none of KAIM or, to the best knowledge of KAIM, any of the persons listed below, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). During the last five years, none of KAIM or, to the best knowledge of KAIM, any of the persons listed below, was a party to any civil proceeding of a judicial or administrative body of competent jurisdiction (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

                          PRINCIPAL OCCUPATION OR EMPLOYMENT AND
NAME                      FIVE-YEAR EMPLOYMENT HISTORY
----                      --------------------------------------
John E. Anderson          Mr. Anderson currently serves as Director and Chairman
                          of KAIM and has held those positions for at least five
                          years. Mr. Anderson is also a Director of KA and has
                          held that position for at least five years. Mr.
                          Anderson has served as President of Topa Equities,
                          Ltd. ("TE"), a holding company for numerous private
                          companies, and as Chairman of Topa Insurance Company
                          ("TIC"), in each case for at least five years. The
                          business addresses of TE and TIC are 1800 Avenue of
                          the Stars, Suite 1400, Los Angeles, California 90067.

Richard A. Kayne          Mr. Kayne and John E. Anderson founded KAIM in 1984.
                          Mr. Kayne currently serves as President, Chief
                          Executive Officer and director of KAIM, the general
                          partner of KACA, an investment management firm, and
                          its broker-dealer affiliate, KA. He is also Co-Chair
                          of the Management Committee of KARIM, an investment
                          management firm. Mr. Kayne is also a director of FAO,
                          Inc., formerly known as The Right Start, Inc., a
                          retailer of products for infants and children.

David J. Shladovsky       Mr. Shladovsky currently serves as General Counsel and
                          Secretary of KAIM, KARIM, and KACA and has held such
                          positions since January 1997. Mr. Shladovsky served as
                          an attorney with the law firm Hughes Hubbard & Reed
                          LLP, located at 350 South Grand Avenue, Los Angeles,
                          California 90071 from 1985 to January 1997.

Robert V. Sinnott         Mr. Sinnott currently serves as a Senior Vice
                          President of KAIM and as a partner of KACA, and has
                          served in such capacities since 1992. Mr. Sinnott is
                          also a Director of Plains Resources, Inc., an oil and
                          gas


                          exploration and production company, and Plains All
                          American Pipeline L.P., an oil and gas transportation and storage company.

Ralph C. Walter           Mr. Walter currently serves as Chief Financial Officer
                          of KAIM and Chief Operating Officer of KARIM and has
                          held those positions for at least five years. From
                          1986 to 2000, Mr. Walter served as Chief
                          Administrative Officer of ABN AMRO Incorporated, a
                          bank located at Foppingadreef 22 1102 BS Amsterdam,
                          Netherlands.

Howard M. Zelikow         Mr. Zelikow currently serves as Director and Vice
                          President of KAIM and has held those positions for at
                          least five years. He also serves as a Managing
                          Director of KACA and has held that position for at
                          least five years.

        Manually signed facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal and certificates for shares should be sent or delivered by each shareholder or his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            MELLON INVESTOR SERVICES

BY REGISTERED OR CERTIFIED          BY OVERNIGHT COURIER:             BY HAND:
          MAIL:



                                               BY CONFIRMATION RECEIPT
                                               OF FACSIMILE
        BY FACSIMILE TRANSMISSION:             TRANSMISSION:
     (FOR ELIGIBLE INSTITUTIONS ONLY)          (BY TELEPHONE ONLY)

        Any questions or requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for additional copies of this Offering Circular and the Letter of Transmittal may be directed to the Information Agent or the Depositary. Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

                THE INFORMATION AGENT FOR THE EXCHANGE OFFER IS:

                            MELLON INVESTOR SERVICES